AS FILED WITH THE U. S. SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 5, 2011

REGISTRATION NO. 333-176909

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

Amendment No. 2 to

FORM S-1/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_________________

ATVROCKN

(Exact name of registrant as specified in its charter)

_________________

Nevada	3714	27-4594495
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classification Number)	Identification No.)

1813 Winners Cup Dr.
Las Vegas, NV 89117
(Address of Principal Executive Offices) (Zip Code)

(702) 334-4008
(Registrant’s telephone number, including area code)

J. Chad Guidry

1813 Winners Cup Dr.

Las Vegas, NV 89117

Phone: (702) 334-4008

(Name, Address, Including Zip Code and Telephone Number,

Including Area Code, of Agent for Service)

WITH COPIES OF ALL CORRESPONDENCE TO:

THOMAS C. COOK, ESQ.

LAW OFFICES OF THOMAS C. COOK, LTD.

500 N. RAINBOW BLVD., SUITE 300

LAS VEGAS, NV 89107

PHONE: (702) 221-1953

FAX: (702) 221-1963

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filed or a smaller reporting company.

Large accelerated filer [ ] Accelerated filer [ ]

Non-accelerated filer [ ] Smaller reporting company [X]

(Do not check if a smaller

reporting company)

Calculation of Registration Fee

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)		FIXED PRICE PER SHARE(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE(5)
Series A Convertible Preferred stock	1,250,000		0.001	12,500	1.45

Common stock, $0.001 par value issuable upon conversion of Series A Convertible Preferred stock	125,000,000	(3)	0.01	1,250,000	145.13

Common stock, $0.001 par value(4)	500,000		0.01	5,000	0.58

TOTAL	126,750,000		N/A	1,267,500	147.16

(1)   Includes shares of our Convertible Preferred stock and common stock, par value $0.001 per share, which may be offered pursuant to this registration statement.

(2)   The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our preferred and common stock are not traded on any national exchange and in accordance with Rule 457, the preferred shares offering price was determined by the price the preferred shares were sold to the selling shareholder. Our selling shareholder will sell their preferred shares at a fixed price of $0.001 for the entire duration of the offering. Although the registrant's common stock has a par value of $0.001, the registrant believes that the calculations of $0.01 per share for the common shares is a bona fide estimate of the offering price in accordance with Rule 457(a). In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholder.

(3)   Represents shares of common stock issuable in connection with the conversion of our Series A Convertible Preferred stock. The registrant sold 1,250,000 non-voting Series A Convertible Preferred stock at its inception to finance its operations. The~~se~~ Series A Convertible Preferred stock are convertible into shares of our common stock at a ratio of one hundred (100) shares of common stock for each share of Series A Convertible Preferred stock.

(4)   The aggregate offering price includes offering expenses of $10,647, proceeds from the offering will be used to replenish previous cash balances which were used to prepay offering expenses. This offering has no minimum and funds will be released to the Company upon verification that the subscription agreement and funds are in good order.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED _______________, 2011

PROSPECTUS

ATVROCKN

1,250,000 shares of Series A convertible preferred stock held by the selling stockholder

125,000,000 shares of common stock held by the selling stockholder

500,000 shares of common stock being offered by ATVROCKN

The shares of stock to be sold include: a) 1,250,000 Series A Convertible preferred stock (“registered preferred stock”) held by the selling securityholder; b) 125,000,000 shares issuable to the selling securityholder upon conversion of the registered preferred stock and c) 500,000 shares, by us at are being offered for sale to investors on a best efforts basis a price of $0.01 per share.

Upon the effectiveness of this prospectus: the Selling Shareholder may sell the shares as detailed in the section entitled "Plan of Distribution."

We are registering up to 500,000 shares, representing 2.4% of our outstanding common stock if all shares are sold, for sale to investors by us at a price of $0.01 per share for a total of $5,000. This offering will terminate when all 500,000 shares are sold or if not all of the shares are sold the offering will close on January 31, 2012, unless we terminate it earlier. If the Offering by the Company to sell 500,000 shares of common stock is not closed by January 31, 2012, management reserves the right to extend the offering for six months.

We are also registering up to 1,250,000 registered preferred stock at a fixed price of $0.001, for duration of the offering, which represent all of the issued and outstanding Series A Convertible Preferred shares and 125,000,000 shares issuable to the selling securityholder upon conversion of the registered preferred stock. We will not receive any of the proceeds from the sale of shares of the registered preferred stock or common stock or the subsequent conversion of its common stock by the selling securityholder. The selling securityholder is an "underwriter," as such term is defined in the Securities Act of 1933.

The "penny stock" rules limit trading of securities not traded on NASDAQ or a recognized stock exchange, or securities which do not trade at a price of $5.00 or higher, in that brokers making trades in those securities must make a special suitability determination for purchasers of the security, and obtain the purchaser's written consent prior to purchase. If our common or preferred stock is not listed on NASDAQ or a recognized stock exchange or its trading price is not $5.00 or more these rules may cause many potential purchasers to reconsider their intended purchase of our common stock. The application of these rules may make it difficult for purchasers in this offering to resell their shares. As of the date of this Prospectus, the Common Stock and Series A Convertible Preferred are ~~is~~ not traded on NASDAQ or any recognized stock exchange.

ATVROCKN is a developmental stage company focused on marketing sound and lighting housing systems for 4-wheeler All Terrain Vehicles. We have just begun our operations, we have no income, and limited assets. We are in unsound financial condition, and you should not invest unless you can afford to lose your entire investment. As of December 5, 2011we have 20,000,000 common shares issued and outstanding and 1,250,000 preferred shares issued and outstanding convertible to 125,000,000 common shares. Neither our preferred stock nor common stock are not quoted on any exchange or in the over-the-counter market. After we close this offering, we expect to have an application filed with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for quotation on the OTC-Bulletin Board. We will require the assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us. Further, we have no current plans to apply to have our preferred stock listed or quoted on any exchange or inter-dealer quotation system. The preferred stock offering by the Selling Shareholder is at a fixed price of $0.001 per share for the entire duration of the offering. We are considered a shell company, the purchase of the securities offered through this prospectus involves a high degree of risk.

See "Risk Factors" beginning on page 7

Neither the U. S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have established an escrow account with our corporate attorney for the sole purpose to ensure good funds are received. The purpose of the escrow account is to ensure that the Subscription Agreement and funds are in proper order. Once funds are placed in the escrow account, you do not have the right to withdraw your escrowed funds. There is no minimum for this offering; therefore, funds will be released from escrow upon receipt and we will promptly issue shares to investors even if you are the sole purchaser in this offering.

The shares to be sold for our benefit will be offered by our sole officer/director, namely, J. Chad Guidry, on a best efforts basis with no minimum.

The date of this prospectus is __________________, 2011

PROSPECTUS SUMMARY

ATVROCKN

The following summary highlights selected information contained in this Prospectus. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors beginning on page 3. References to "we," "us," "our," "ATVROCKN," or the "Company" mean ATVROCKN.

Forward-Looking Statements

This Prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend, and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this Prospectus.

Our Company

We were incorporated on December 27, 2010 as ATVROCKN, as a Nevada corporation. We are considered a shell company that has a business plan that is in the process of beginning its operations. We market a "housing molding" product to place audio equipment and lighting on 4-wheel drive vehicles such as All Terrain Vehicles (“ATV”) and Utility Terrain Vehicles (“UTV”). We do not manufacturer any units, we utilize the services of a contract manufacturer to make the unit for us. We have no material agreement with our contract manufacturer other than we pay them to produce product for us based on our needs.

As of the date of this prospectus, we have developed a business plan, designed our first audio/lighting housing system, with the help of a contract manufacturer we produced one hundred housing systems for sale, identified product wholesaler distributors as potential customers, and established a website at: www.ATVROCKN.com. We are currently marketing our sound and lighting housing system through wholesale distributors, who supply audio/lighting equipment to retail audio system outlets. Our sole officer is in the process of contacting the major wholesaler distributors to enlist their support to promote our product to their retail customers. For example, one wholesaler distributor has sent an email to all of its customers announcing the availability of ATVROCKN’s product and directed their sales force to help promote the product. We plan on spending approximately $500 to develop a sales brochures, which can be used by the wholesale distributor’s sales force to promote our product with their retail customers. We have attended one trade show to promote our product to retail audio dealers. Management plans to attend more trade shows in the next twelve months. Based on the number of trade shows to be attended and the size of the Company’s booth, management does not expect to spend more than $4,000 in trade show fees during the next twelve months. In October, 2011 we sold 25 units to a wholesaler distributer for $5,465. It cost us approximately $5,750 to produce and ship our first 25 housing units. Management believes its needs to expand it one product line and offer an ATV roof mounted housing unit. Management has already completed the design process and specifications for this unit. This next step is to make a mold where the product can be mass produced. The cost of making this mold is approximately $15,000. The Company would need to spend another $10,000 to build inventory and market the product. At this time, we do not have any financing in place nor any financing arrangement available to us to proceed with this product extension. In order to add this product extension to our one product line, we would need to seek outside funding, which may or may not be available to us.

We have incurred losses of $(20,830) since our inception on December 27, 2010 through the interim period of August 31, 2011, and have relied upon the sale of our securities in unregistered transactions from our original founder and accredited investors to fund our operations. We are a development stage company and management is uncertain that the Company can generate sufficient revenues in the next 12-months to sustain our operations. We shall need to seek additional funding to continue our operations and implement our plan of operations.

Due to the uncertainty of our ability to meet our financial obligations and to pay our liabilities as they become due, in their report on our financial statements for the period from inception (December 27, 2010) to May 31, 2011, our registered independent auditors included additional comments indicating concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our registered independent auditors. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. For the period from inception (December 27, 2010) through the interim period ending August 31, 2011, we experienced a net loss of $(20,830) and when we include the beneficial conversion feature of our Series A Convertible Preferred stock, our net loss applicable to common shareholder was $(22,086). In order to keep the company operational and fully reporting, management anticipates a burn rate of approximately $2,000 per month, pre and post-offering. The Company has prepaid its legal and audit expenses through the end of its fiscal year ending May 31, 2012. Therefore, based on our current cash reserves and funding from this offering, without any additional funding, the Company will run out of cash reserves in June, 2012. Therefore, if we are unable to generate sufficient revenues, we must raise additional capital in order to continue operations and to implement our plan of operations. Since we prepaid our legal and audit expenses through the end of its fiscal year ending May 31, 2012, starting June 1, 2012, in order to maintain our business operations, we will need $2,000 per month to continue our operations, additionally we would need to raise an additional $25,000, if we are going to add a product to our one product line. This $25,000 would include making the mold, building inventory and marketing the product.

Investors should be aware that we will be subject to the "Penny Stock" rules adopted by the Securities and Exchange Commission, which regulate broker-dealer practices in connection with transactions in Penny Stocks. These regulations may have the effect of reducing the level of trading activity, if any, in the secondary market for our stock, and investors in our common stock may find it difficult to sell their shares. Please see the disclosures under "Penny Stock Regulations" on Page 23 of this Prospectus for more information.

Our principal offices are located at 1813 Winners Cup Dr., Las Vegas, NV 89117. Our telephone number is:

(702) 334-4008.

The Offering

Securities Offered:

Securities Being Offered by the Selling Shareholder.	a) 1,250,000 registered preferred stock owned by the selling shareholder; and b) 125,000,000 common shares to be owned by selling shareholder upon conversion of the registered preferred stock. We will not receive any proceeds from the sale of these shares.

Fixed Price	The offering by the selling stockholder of the preferred shares is at a fixed price of $0.001 per share for the entire duration of the offering.

Shares Offered by ATVROCKN:	We are also registering to sell to new investors up to 500,000 shares of common stock on a best efforts basis. We will sell these shares to new investors at $0.01 per share. The Company will receive the proceeds of this offering, which will be used to offset the offering expenses.

Common Stock Outstanding Before the Offering:	20,000,000 shares

Common Stock Outstanding After the Offering:	145,500,000 shares (assuming the full conversion of all the registered preferred stock which are registered herein) to be sold by our existing shareholder and 500,000 shares to new shareholders. The shares issued to the selling shareholder were made in reliance upon an exemption from registration under Section 4(2) of the Securities Act. For a list of the selling stockholders and the amount of shares that each of them expects to sell, see "Selling Security Holder."

No Minimum	There is no minimum for this offering, funds will be released to us from our escrow agent after we ensure good funds are received and we will promptly issue shares to investors even if you are the sole purchaser in this offering

Termination of Offering	The offering will terminate when all 500,000 shares are sold or if not all of the shares are sold the offering will close on January 31, 2012, unless we terminate it earlier based on adverse market conditions where we believe we shall be unable to find sufficient investors to sell all 500,000 shares

Offering Price	The offering price of the common stock is $0.01 per share.

Use of Proceeds	If we are successful at selling all the shares the shares being offered by our Company, the offering will have a net shortfall of $6,147, as we experienced $10,647 in offering expenses. Prior to the offering, the Company prepaid audit, legal and registration offering expenses of $10,147 from cash on hand. We intend to use these proceeds to market our products. We will not receive any proceeds from the sale of shares of the preferred or common stock by the selling securityholder.

We are registering up to 1,250,000 preferred shares and 125,000,000 common share for resale by an existing selling stockholder, and 500,000 shares of our common stock to be sold by our sole officer/director at $0.01 per share.

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this Prospectus.

The summary information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited financial statements and notes thereto included elsewhere in this Prospectus.

Balance Sheet Data
	For the three months ended August 31, 2011 (unaudited)	From Inception (December 27, 2010) to May 31, 2011 (audited)
Total cash and equivalents	$7,528	$31,940
Prepaid expenses	$12,750	$10,000
Total current assets	$20,278	$41,940

Fixed assets	$13,764	$12,524
Total Assets	$34,042	$54,464

Total current liabilities	$27,619	$25,955
Total liabilities	$27,619	$25,955

Income Statement Data
	For the three months ended August 31, 2011 (unaudited)	From Inception (December 27, 2010) to May 31, 2011 (audited)
Revenues	$-	$-
Total expenses	20,830	25,133
Net loss	($20,830)	($25,133)

Other Expenses:
Amortization on original issue discount	(6)	(8)
Interest expense	(1,250)	(1,361)
Beneficial conversion feature of convertible preferred stock	-	(112,500)
Total other expenses	($1,256)	($113,869)

Net income (loss) applicable to common shareholders	($22,086)	($139,002)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our preferred and common stock.

This offering and any investment in our preferred and common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this Prospectus before deciding whether to purchase our common stock.

If any of the following risks actually occur, our business, financial condition, and results of operations could be harmed. An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this Prospectus before investing in our preferred and common stock. If any of the following risks occur, our business, operating results, and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

RISK FACTORS RELATING TO OUR FINANCIAL CONDITION

1. WE HAVE NO OPERATING HISTORY AND LIMITED HISTORICAL FINANCIAL INFORMATION UPON WHICH YOU MAY EVALUATE OUR PERFORMANCE.

We have no operating history and we are subject to all risks inherent in a developing business enterprise. At this time we are considered a shell company. Our likelihood of success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with selling audio housing systems and the competitive environment in which we operate. You should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages of research. We may not be able to successfully address these risks and uncertainties or successfully implement our operating and acquisition strategies. If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of our preferred and common stock to the point that the investors may lose their entire investment. Even if we accomplish these objectives, we may not be able to generate positive cash flows or profits that we anticipate in the future.

2. Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO CONTINUE AS A GOING CONCERN.

Our financial statements included with this Registration Statement for the year ended May 31, 2011, and the quarter ended August 31, 2011, have been prepared assuming that we will continue as a going concern. Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern in their audit report on our audited financial statements for the year ended May 31, 2011. Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the Company can continue as a going concern, it may be more difficult for the Company to attract investors. Since our auditor's have raised a substantial doubt about our ability to continue as a going concern, this typically results greater difficulty to obtain loans than businesses that do not have a qualified auditors opinion. Additionally, any loans we might obtain may be on less advantageous terms. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our business. We plan to seek additional funds through private placements of our preferred and common stock. You may be investing in a company that will not have the funds necessary to continue to deploy its business strategies. If we are not able to achieve sufficient revenues or find financing to cover our expenses, then we likely will be forced to cease operations and investors will likely lose their entire investment.

3. WE MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

We have prepared audited financial statements for the year end for May 31, 2011 and the quarter ended August 31, 2011. For the period from inception (December 27, 2010) through the interim period ending August 31, 2011, we experienced a net loss of $(20,830) and when we include the beneficial conversion feature of our Series A Convertible Preferred stock our net loss applicable to common shareholder was $(22,086). Our ability to continue to operate as a going concern is fully dependent upon the Company obtaining sufficient financing to continue its development and operational activities. The ability to achieve profitable operations is in direct correlation to our ability to generate revenues or raise sufficient financing. It is important to note that even if the appropriate financing is received, there is no guarantee that we will ever be able to operate profitably or derive any significant revenues from its operation. Starting June 1, 2012, in order to maintain our business operations, we will need $2,000 per month to continue our operations, additionally we would need to raise an additional $25,000, if we are going to add a product to our one product line.

4. We have an outstanding promissory note in the principal amount of $25,000, which provides the holder a security interest in a specialized tooling mold.

We issued a promissory note with Mr. Dan Berger, an individual, for $25,000, with total interest payments of $5,000 per year, plus a prepayment penalty of $5,000 ~~at~~ with the maturity date of May 23, 2012. As further security interest, Mr. Berger received 25,000 Convertible and Callable Series B Preferred Shares in the Company that have liquidation and first position ownership rights on any assets owned by the corporation. The loan will accrue interest only of $1,250 per quarter until the note is paid-in-full. This promissory note is secured with a specialized tooling mold that is used to make our primary housing product. There is a prepayment penalty of one year, during which time the Company would have to buy back the 25,000 preferred shares and security interest in the tooling mold for $30,000 plus the balance of interest remaining on the one year period. Without this tooling mold, we would be unable to produce product. We need to generate sufficient revenues or find other financing to pay off this note by May 23, 2012. If we we fail to pay-off this Promissory Note by its maturity date, with Mr. Berger, we could lose our specialized tooling mold and be unable to produce products. Without products for sale, we would need to cease operations, which could result in a total loss of your investment.

COMPANY RISK FACTORS

5. Our business relies on third parties, whose success we cannot predict.

As a marketer of a housing molding for All Terrain Vehicles, our business model depends on the ability of third parties in our industry to market products that include or are compatible with our housing unit and then to sell this housing product to audio equipment/ stores that install audio equipment. Our ability to generate revenue depends significantly on the commercial success of our customers. Failure of these third parties to achieve significant sales of products incorporating our products and fluctuations in the timing and volume of such sales could have a material adverse effect on our business, financial condition and results of operations.

6. We will depend on third-party delivery services to deliver our product to our future customers on a timely and consistent basis, and any deterioration in our relationship with any one of these third parties or increases in the fees that they charge could harm our reputation and adversely affect our business and financial condition.

We will rely on third parties for the shipment of our product and we cannot be sure that these relationships will continue on terms favorable to us, or at all. Shipping costs have increased from time-to-time, and may continue to increase, which could harm our business, prospects, financial condition and results of operations by increasing our costs of doing business and resulting in reduced gross margins. In addition, if our relationships with these third parties are terminated or impaired, or if these third parties are unable to deliver products for us, whether due to labor shortage, slow down or stoppage, deteriorating financial or business condition, responses to terrorist attacks or for any other reason, we would be required to use alternative carriers for the shipment of products to our customers. Changing carriers could have a negative effect on our business and operating results due to reduced visibility of order status and package tracking and delays in order processing and product delivery, and we may be unable to engage alternative carriers on a timely basis, upon terms favorable to us, or at all.

7. Purchases of Company products are discretionary spending and general economic conditions significantly affect the Company’s results of operations.

Purchases of our products are generally viewed as discretionary spending by consumers. In times of economic uncertainty, consumers tend to defer expenditures for discretionary items, which affects demand for our products. Any substantial deterioration in general economic conditions that diminish consumer confidence or discretionary income or spending can reduce our sales and adversely affect our financial results. For example, from 1991 to 2004, sales of ATVs grew to 814,000 units; however, ATV sales have declined each year since, primarily driven by overall weak economic conditions and the shift to side-by-side vehicles. Since we sell a product intended for the ATV aftermarket, as the ATV market declines, there is less demand for our product. The impact of weak consumer credit markets, corporate restructurings, layoffs, declines in the value of investments and residential real estate, higher fuel prices and increases in federal and state taxation all can negatively affect our operating results.

8. THERE MAY BE A POSSIBLE INABILITY TO FIND SUITABLE EMPLOYEES.

In order to implement our business plan, management recognizes that additional staff will be required. No assurances can be given that we will be able to find suitable employees that can support our needs or that these employees can be hired on favorable terms. We do not plan to hire any additional employees until our cash flows can justify the expense.

9. We are dependent upon our relationship with our contract manufacture supplier to produce our only product.

We acquire our sole product from a contract manufacturer in the United States. This supplier represents the source of our plastic molding product. We do not have any long-term contracts or exclusive agreements with our supplier that would ensure our ability to acquire our product at acceptable prices and in a timely manner. In addition, our ability to acquire a product from our supplier in amounts and on terms acceptable to us is dependent upon a number of factors that could affect our supplier and which are beyond our control. For example, financial or operational difficulties that our supplier may face could result in an increase in the cost of the products we purchase from them. In addition, the increasing consolidation among auto parts suppliers may disrupt or end our relationship with our supplier, result in product shortages and/or lead to less competition and, consequently, higher prices.

10. If commodity prices such as plastic continue to increase, our margins may shrink.

If the price of plastic moldings increase or the cost to product a plastic molding, and such increases will negatively impact our margins, as we are generally unable to pass all of these costs directly to consumers. Increasing prices in the component materials for the parts we sell may impact the availability, the quality and the price of our products, as suppliers search for alternatives to existing materials and as they increase the prices they charge. We cannot ensure that we can recover all the increased costs through price increases, and our suppliers may not continue to provide the consistent quality of product as they may substitute lower cost materials to maintain pricing levels, all of which may have a negative impact on our business and results of operations.

11. If our fulfillment operations are interrupted for any significant period of time or are not sufficient to accommodate increased demand, our sales would decline and our reputation could be harmed.

Our success depends on our ability for our suppliers to fulfill orders and to promptly deliver our products to distributors and audio equipment stores. We expect the orders for our audio housing product will be filled from our inventory in our supplier’s distribution centers, where all our inventory management, packaging, labeling and product return processes are performed. Our third party fulfillment center is susceptible to damage or interruption from human error, fire, flood, power loss, telecommunications failures, terrorist attacks, acts of war, break-ins, earthquakes and similar events. We do not presently have a formal disaster recovery plan in the event operations at our fulfillment center are interrupted. Any interruptions in our fulfillment operations for any significant period of time, including interruptions resulting from the expansion of our existing facilities or the transfer of operations to a new facility, could damage our reputation and brand and substantially harm our business and results of operations and alternate arrangements may increase the cost of fulfillment.

12. We face intense competition and operate in an industry with limited barriers to entry, and most all of our competitors may have greater resources than us.

Our industry is competitive, with products distributed through multi-tiered and overlapping channels. We compete with both online and offline retailers who offer aftermarket audio/lighting molding parts similar to our product. Barriers to entry are low, and current and new competitors can offer a similar product that we offer at a relatively low cost. Many of our current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing, technical, management and other resources than we do. In addition, some of our competitors have used and may continue to use aggressive pricing tactics and devote substantially more financial resources to website and system development than we do. We expect that competition will further intensify in the future as Internet use and online commerce continue to grow worldwide. Increased competition may result in reduced sales, lower operating margins, reduced profitability, loss of market share and diminished brand recognition. Increased competition from any supplier capable of maintaining high sales volumes and acquiring products at lower prices than us could significantly reduce our market share and adversely impact our financial results.

13. If we fail to offer a broad selection of products at competitive prices to meet our customers’ demands, our revenue could decline.

In order to expand our business, we must successfully offer, products that meet the needs of our future customers. Currently, we have only developed one product that we are offering for sale. Management believes to be successful, any new product offerings must be broad and deep in scope, competitively priced, well-made, innovative and attractive to a wide range of consumers. We cannot predict with certainty that we will be successful in offering products that meet all of these requirements. If our product offerings fail to satisfy our customers’ requirements or respond to changes in customer preferences, this would have an adverse effect on any future results for our Company.

14. A DECLINE IN TERRAIN VEHICLE SALES COULD ADVERSELY AFFECT OUR FUTURE REVENUES AND PROFITABILITY.

Our future revenues will be affected by the sales and subsequent usage of 4-wheel terrain vehicles. A decline in sales and usage of terrain vehicles could result in a decline of potential customers and increase the competition for existing customers, which could lower revenues, and create pricing pressures and therefore lower margins. We plan to provide an after-market product that is installed on terrain vehicles to provide sound and lighting. If the market and usage of terrain vehicles falls, our business will be adversely affected.

15. FINANCIAL DIFFICULTIES OR BANKRUPTCY OF ONE OR MORE OF OUR MAJOR CLIENTS COULD ADVERSELY AFFECT OUR RESULTS.

Future revenues and our ability to collect accounts receivable depend, in part, on the financial strength of clients. We initially plan to market our product to the major distributors in the U.S. In the event these distributors experience financial difficulty, and particularly if bankruptcy results, profitability is further impacted by our failure to collect accounts receivable in excess of the estimated allowance. Additionally, our future revenues would be reduced by the loss of these distributors.

16. NATURAL DISASTERS OR ACTS OF TERRORISM COULD DISRUPT SERVICES.

Storms, earthquakes, drought, floods or other natural disasters or acts of terrorism may result in reduced revenues or property damage. Disasters may also cause economic dislocations throughout the country. In addition, natural disasters or acts of terrorism may increase the volatility of financial results, either due to increased costs caused by the disaster with partial or no corresponding compensation from clients.

Other issues and uncertainties may include:

  New accounting pronouncements or changes in accounting policies;

  Labor shortages that adversely affect our ability to employ entry level personnel;

  Legislation or other governmental action that detrimentally impacts expenses or reduces revenues by adversely affecting our clients; and

  The resignation, termination, death or disability of one or more key executives that adversely affects client retention or day-to-day management.

17. OUR MANAGEMENT AND PREFERRED SHAREHOLDER CONTROLS A LARGE BLOCK OF OUR COMMON STOCK THAT WILL ALLOW THEM TO CONTROL THE COMPANY.

As of December 5, 2011, our sole officer/director owns 100% of our outstanding common stock. Upon completion of the 500,000 share offering, our sole officer and director will own approximately 97.5% of then issued and outstanding shares, and will be able to elect all of the directors and continue to control ATVROCKN. Additionally, our registered preferred stock shareholder owns 1,250,000 preferred shares that can be converted into 125,000,000 common shares or 86% or the outstanding shares.

As a result, our sole officer and large Preferred Shareholder will have the ability to control substantially all matters submitted to our stockholders for approval including:

a)       election of our board of directors;

b)       removal of any of our directors;

c)       amendment of our Articles of Incorporation or bylaws; and

d)       adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, these two individuals have the ability to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our director and executive officer could affect the market price of our preferred and common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Investors will own a minority percentage of the Company's common stock and will have minority voting rights. Investors will not have the ability to control either the vote of the Company's Shareholders or Board of Directors.

18. OUR MANAGEMENT HAS DISCRETION AS TO HOW TO USE ANY PROCEEDS FROM THE SALE OF COMMON STOCK.

The net proceeds from the sale of our common stock under this offering will be used for the purposes described under "Use of Proceeds." Since the offering expenses exceed the amount of the maximum offering by the company, the offering will result in a net shortfall to the Company. We reserve the right to use the funds obtained from this Offering for other similar purposes not presently contemplated and which our management deems to be in the best interests of the company and our shareholders in order to address changed circumstances or opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of management with respect to application and allocation of the net proceeds of this Offering. Investors for the ~~preferred and~~ common stock offered hereby will be entrusting their funds to our management, upon whose judgment and discretion the investors must depend.

19. IN THE FUTURE, WE WILL INCUR INCREMENTAL COSTS AS A RESULT OF OPERATING AS A PUBLIC COMPANY.

Upon the effectiveness of our registration, we will incur legal, accounting and other expenses as a fully-reporting public company. Moreover, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as well as new rules subsequently implemented by the SEC, have imposed various new requirements on public companies, including requiring changes in corporate governance practices. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We expect to incur approximately $10,000 of incremental operating expenses in 2011. We project that the total incremental operating expenses of being a public company will be approximately $12,000 for 2012. The incremental costs are estimates, and actual incremental expenses could be materially different from these estimates. Unless we can generate sufficient revenues and profits, we may not be able to absorb the costs of being a public company.

RISK FACTORS RELATING TO OUR PREFERRED AND COMMON STOCK AND THIS OFFERING

20. INVESTORS CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT RECEIVE A REFUND.

Investors do not have the right to withdraw invested funds. Subscription payments will be released from the escrow account to the Company if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once an investment is made, investors will not have the use or right to return of such funds during the Offering period. If the Offering is not closed by January 31, 2012, management reserves the right to extend the offering for six months.

21. FUTURE SALES OF SHARES BY EXISTING CONTROLLING STOCKHOLDERS COULD CAUSE OUR STOCK PRICE TO DECLINE, FURTHER, CERTAIN SHARES OF OUR COMMON STOCK ARE RESTRICTED FROM IMMEDIATE RESALE.

If our existing controlling stockholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline. As of December 5, 2011, we have 20,000,000 common shares issued and outstanding and upon successful completion of this Offering, we will have outstanding a total of 20,500,000 shares of common stock. After the effectiveness of our Registration Statement, the 20,000,000 shares of common stock, owned by our sole officer are restricted from immediate resale in the public market. If in the future, he decides to sell his shares or if it is perceived that they will be sold, to the extent permitted by the Rules 144 and 701 under the Securities Act, the trading price of our common stock could decline.

We are a "shell company" as defined by Rule 12b-2 promulgated under the Exchange Act. Accordingly, the securities in this offering can only be resold through registration under the Securities Act, meeting the safe harbor provisions of paragraph (i) of Rule 144, or in reliance upon Section 4(1) of the Securities Act of 1933 for non-affiliates. See “Special provisions for ‘Shell Companies’ on Page 26.

A "shell company" means a registrant, other than an asset-backed issuer,

that has:

o No or nominal operations; and

Either,

o no or nominal assets;

o assets consisting solely of cash and cash equivalents; or

o assets consisting of any amount of cash and cash equivalents and nominal other assets.

The provisions of Rule 144(i) providing for the six month holding period are not available for the resale of securities initially issued by a "shell company."

Rule 144 safe harbor is unavailable for the resale of shares issued by us unless and until we have ceased to be a shell company and have satisfied the requirements of Rule 144(i)(1)(2).

The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405 of the Securities Act and Rule

12b-2 of the Exchange Act, ceases to be a “shell company” and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144.

The term "Form 10 information" means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

22. OUR PREFERRED STOCK DOES NOT PAY ANY DIVIDENDS AND CAN BE CONSIDERED ILLIQUID.

We have two Series of Preferred Shares issued and outstanding. Our registered preferred stock, par value $0.001, shall not be entitled to receive any dividends, shall not have any liquidation rights and shall not be entitled to (a) any voting rights or (b) notice of any meeting of the shareholders of the corporation. The registered preferred stock can be converted at the ratio of one hundred (100) shares of Common Stock for every one (1) share of the registered preferred stock converted; however, the conversion is limited whereby the beneficial owner cannot beneficially own in excess of 4.9% of the shares of the Common Stock outstanding immediately after giving effect to such conversion or exercise.

Our Series B Callable Preferred Stock, par value $0.001, shall not be entitled to receive any dividends, shall not be entitled to (a) any voting rights or (b) notice of any meeting of the shareholders of the Corporation. However, the holders of shares of Series B Preferred Stock shall have liquidation and first position ownership rights on any assets owned by the corporation.

The Company has also authorized 5,000,000 Series C Preferred Shares, par value $0.001, where no shares of this Series have been issued. This Series C has yet to be designated by the board of directors.

Management has no intention to apply to have any Series of the Company’s preferred stock listed or quoted on any exchange or inter-dealer quotation system. This will make ownership of our preferred shares illiquid.

23. Our Series B Callable Preferred Stock has preferential rights to the assets of the Company upon liquidation.

Our Series B Callable Preferred Stock, par value $0.001, have liquidation and first position ownership rights on any assets owned by the corporation. If for any reason, our business plan fails and we need to cease our operations, the owners of the Series B Callable Preferred Stock would have first rights to any assets the company owns. Therefore, it is most likely, the common shareholders and the registered preferred stock would receive nothing if we closed our operations and liquidated our assets.

24. We have authorized and unissued shares Series A, B and C Preferred stock that may be issued in the future, which would dilute your ownership in the Company.

We have 5,000,000 preferred shares authorized for each of our Series A, B and C preferred stock. We currently have 1,250,000 shares of the registered preferred stock issued and outstanding; 25,000 shares of Series B Callable Preferred Stock issued and outstanding and no Series C stock issued and outstanding. The Series C stock is undesignated at this time. Therefore, if each Series has 5,000,000 authorized, this gives the Board of Directors a great deal of discretion, in the future, to issue more shares in each Series, without shareholder approval. The issuance of more shares of any Series would dilute your ownership in the Company, which would mean your percent of ownership in the Company would decrease.

25. WE HAVE NEVER DECLARED DIVIDENDS ON OUR COMMON STOCK AND DO NOT PLAN TO DO SO IN THE FORESEEABLE FUTURE.

We intend to retain any future earnings to finance the operation and expansion of its business and do not anticipate paying any cash dividends in the foreseeable future. As a result, stockholders will need to sell shares of common stock in order to realize a return on their investment, if any. You should not rely on an investment in our company if you require dividend income. The only possibility of any income to investors would come from any rise in the market price of your stock, which is uncertain and unpredictable.

A holder of common stock will be entitled to receive dividends only when, as, and if declared by the Board of Directors out of funds legally available therefore. We have never issued dividends on our common stock. Our Board of Directors will determine future dividend policy based upon our results of operations, financial condition, capital requirements, and other circumstances.

26. HOLDERS OF OUR PREFERRED AND COMMON STOCK HAVE A RISK OF POTENTIAL DILUTION IF WE ISSUE ADDITIONAL SHARES OF PREFERRED AND/OR COMMON STOCK IN THE FUTURE.

Although our Board of Directors intends to utilize its reasonable business judgment to fulfill its fiduciary obligations to our then existing stockholders in connection with any future issuance of our common stock, the future issuance of additional shares of our preferred and common stock would cause immediate, and potentially substantial, dilution to the net tangible book value of those shares of preferred and common stock that are issued and outstanding immediately prior to such transaction. Any future decrease in the net tangible book value of our issued and outstanding shares could have a material effect on the market value of the shares.

27. THE PRICE OF OUR COMMON STOCK OFFERED IN THE OFFERING HAS BEEN ARBITRARILY ESTABLISHED BY OUR MANAGEMENT.

The offering price has been arbitrarily determined by our management and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price. This is especially the case if an investment in our company results in a stock price as determined by the market less than our initial offering. In that case, shares in our company could be purchased in the open market below our initial offering price. This would result in a loss of money for any investors in this Offering.

28. THERE ARE NO COMMITMENTS TO PURCHASE ANY OF OUR COMMON STOCK OFFERED HEREUNDER.

There is no commitment of any kind on the part of anyone to purchase all or any part of the 500,000 shares being offered hereby; consequently, we can give no assurance that all or any of the shares will be sold. There is no minimum amount to be raised in this offering, investors may lose their entire investment if the offering does not raise enough funds to sustain your business. Management plans to solicit friends and acquaintances to purchase stock in this Offering. Management believes there are a very limited number of purchasers of our common stock. Further, any purchasers of our common stock will not have any liquidity to sell their stock in our Company.

29. WE DO NOT HAVE INSURANCE AND, THEREFORE, LIABILITY WE INCUR COULD HAVE SUBSTANTIAL IMPACT ON OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have limited capital and, therefore, we do not currently have a policy of insurance against liabilities arising out of the negligence of our officer and director and/or arising from deficiencies in any of our business operations. Even assuming we obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against us, our officers and directors, or our business operations or assets. Any such liability which might arise could be substantial and would likely exceed our total assets. However, our Articles of Incorporation and Bylaws provide for indemnification of officers and directors to the fullest extent permitted under Nevada law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons, it is the opinion of the U. S. Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

30. IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, WE MAY NOT BE ABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS OR PREVENT FRAUD AND AS A RESULT, INVESTORS MAY BE MISLED AND LOSE CONFIDENCE IN OUR FINANCIAL REPORTING AND DISCLOSURES, AND THE PRICE OF OUR PREFERRED AND COMMON STOCK MAY BE NEGATIVELY AFFECTED.

The Sarbanes-Oxley Act of 2002 requires that we report annually on the effectiveness of our internal control over financial reporting. A "significant deficiency" means a deficiency or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness yet important enough to merit attention by those responsible for oversight of the Company's financial reporting. A "material weakness" is a deficiency or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

As of May 31, 2011, management assessed the effectiveness of our internal control over financial reporting based on the criteria for effective internal control over financial reporting. The matters involving internal controls and procedures that our management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were: (1) lack of a functioning audit committee due to a lack of a majority of independent members and a lack of a majority of outside directors on our board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; and (2) inadequate segregation of duties consistent with control objectives.

In addition, in connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover "material weaknesses" in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Failure to provide effective internal controls may cause investors to lose confidence in our financial reporting and may negatively affect the price of our preferred and common stock. Moreover, effective internal controls are necessary to produce accurate, reliable financial reports and to prevent fraud. If we have deficiencies in our internal controls over financial reporting, these deficiencies may negatively impact our business and operations.

31. CURRENTLY, THERE IS NO MARKET FOR OUR SECURITIES.

There is presently no market for our securities and there can be no assurance that any such market will develop. In the event a public trading market does develop, there is no assurance it will continue. Therefore, any investment in our preferred and common stock may be highly illiquid and without a market value.

32. YOU MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF YOUR SHARES DUE TO STATE "BLUE SKY" LAWS.

Each state has its own securities laws, often called "blue sky" laws, which (1) limit sales of securities to a state's residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this Prospectus. We will initially focus our offering in the state of Nevada and we will rely on exemptions found in NRS 90.460 of the Nevada Revised Statutes. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our preferred and common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

33. WE MAY HAVE DIFFICULTY IN MEETING THE QUALIFICATIONS FOR THE QUOTATION OF OUR COMMON STOCK ON THE OTC-BULLETIN BOARD.

After this Registration Statement becomes effective, and if we are successful in completing the offering, we plan to identify a market maker to list our common stock on the OTC-Bulletin Board. Based on the small size of our Company and our minimal operations, we may have difficulty in meeting the qualifications for trading our common stock on the OTC-Bulletin Board and in finding a market maker willing to list quotations for our shares or sponsor our Company for listing. There are no assurances that our Company’s common stock will ever be quoted on the OTC-Bulletin Board. We have no plans to apply to have our preferred stock listed or quoted.

34. LOW-PRICED STOCKS MAY AFFECT THE RESELL OF OUR SHARES.

Penny Stock Regulation Broker-dealer practices in connection with transactions in "Penny Stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock; the broker-dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. When the Registration Statement becomes effective and the Company's securities become registered, the stock will likely have a trading price of less than $5.00 per share and will not be traded on any exchanges. Therefore, the Company's stock is initially selling at $0.01 per share they will become subject to the penny stock rules and investors may find it more difficult to sell their securities, should they desire to do so.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this prospectus, including the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," that are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation, and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. These statements are only predictions and involve known and unknown risks and uncertainties, including the risks outlined under "Risk Factors" and elsewhere in this prospectus.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. We are not under any duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results, unless required by law.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the registered preferred stock or common shares being offered for sale by the selling security holder. However, we will receive up to $5,000 in proceeds from the sale of shares offered by us under this prospectus. The proceeds we receive shall be used to further our business operations . The use of proceeds include:

Use of Proceeds

Since there is no minimum offering, the following chart outlines the use of proceeds, after the closing of this offering based on different levels of the Offering's success.

	Percent of $5,000 Offering Achieved

	10%	25%	50%	75%	100%
~~Total~~ Gross Proceeds	$500	$1,250	$2,500	$3,750	$5,000
Less: Offering Expenses

Audit/Legal/Registration fees	$ 10,147	$ 10,147	$10,147	$10,147	$10,147
Pre-paid Offering Expenses** Commissions & Finders Fees	$(10,147) $0	$(10,147) 0	$(10,147) 0	$(10,147) 0	$(10,147) 0
Transfer Agent Fees*	$50	100	200	300	400
Copying*	$50	50	50	100	100
Total Offering Expenses	$10,247	10,297	10,397	10,547	10,647

Use of Proceeds:

Marketing Expense	$400	1,150	2,000	3,000	4,000

Sales Brochures	$0	0	250	350	500

Sub Total Use of Net Proceeds	$400	1,150	2,250	3,350	4,500

Net Shortfall	$9,847	$9,147	$8,147	$7,197	$6,147

* Cash on hand in the past of $10,147was used to prepay the audit, legal and registration offering expenses.

**Estimated Expenses

Note: Management may use the proceeds of the offering for other purposes to further the operations of the business. This may include but is not limited to general operating expenses, advertising to distributors, or utilizing the internet to promote the services of ATVROCKN.

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of ATVROCKN issued and outstanding stock. This is due in part to our founding shareholder, who received shares of our common stock at our formation or in exchange for cash put in the company, paid $20,000 for 20,000,000 shares, or $0.001 per share for their shares. The following table sets forth on a pro forma basis at August 31, 2011, the differences between existing stockholders and new investors with respect to the number of shares of common stock purchased from us, the total consideration paid to us, and the average price paid per share (assuming a proposed public offering price of $0.01 per share).

The dilution calculations we have set forth in this section reflect an offering price of $0.01 per share.

As of August 31, 2011, we had a net tangible book value of $6,423 or $0.0003 per share of issued and outstanding common stock. After giving effect to the sale of the shares proposed to be offered in the maximum offering of 500,000 shares, the net tangible book value at that date would have been $10,093 or $0.0005 per share, after offering expenses. This represents an immediate increase in net tangible book value of $0.0002 per share to existing shareholders and an immediate dilution of $0.0095 per share to new investors.

The following table illustrates the dilution to the purchaser of the common stock in this offering.

Dilution Table

Maximum Offering
Net tangible book value per share at August 31, 2011	$0.0003

Net tangible book value after this offering	$0.0005

Increase per share attributable to new stockholders	$0.0002

Dilution	$0.0095

Dilution as percentage of purchase price	94.67%

The common stock to be sold by the selling shareholder is the common stock that is currently issued or converted to registered preferred stock. Accordingly, there will be no additional dilution to our existing shareholders.

Selling Security Holder

This Prospectus relates to the resale of preferred and common stock, that includes: 1,250,000 preferred shares that can be converted into 125,000,000 shares of common stock that are owned by the selling shareholder. The table below sets forth information with respect to the resale of registered preferred stock and common stock owned by the selling shareholder. We will not receive any proceeds from the resale of neither the registered preferred stock nor common stock by the selling shareholder for shares currently outstanding or in connection with the resale of the shares of common stock issuable upon conversion our the registered preferred stock or for previous outstanding shares of common stock being registered herein. The selling stockholder may from time-to-time offer and sell any or all of their preferred shares during the duration of this Offering at the fixed price of $0.001 per share and the common shares at a fixed price of $0.01 per share.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our preferred and common stock held by the selling shareholder, including:

  the number of shares owned by each prior to this offering;
  the total number of shares that are to be offered by each;
  the total number of shares that will be owned by each upon completion of the offering;
  the percentage owned by each upon completion of the offering; and
  the identity of the beneficial holder of any entity that owns the shares.

The beneficial Ownership of each shareholder will not change after the Offering. The beneficial owners are selling securityholders who already own their stock and are not acquiring additional shares. Therefore, the table below assumes that all securities registered will be sold.

Selling Security Holder

				Convertible
Selling Security Holder	Preferred Shares for Sale	Registered Preferred Stock Before Offering	Percent Before Offering	Common Shares After Offering	Percent After Offering (1)
Legal Beagle Services(2)	1,250,000	1,250,000	100%	125,000,000	86.2

(1)     Based on 20,000,000 shares of common stock issued and outstanding as of December 5, 2011.

(2)     Legal Beagle Services, 2749 Kingclaven Dr., Henderson, NV 89044. Ed De Stefano is beneficial owner who has the ultimate voting control over the shares held this entity. Mr. De Stefano is the sole director and officer of Legal Beagle Services, and he personally exercises the sole voting and dispositive powers with respect to the shares. On May 31, 2011, the Company issued 1,250,000 nonregistered preferred stock to Legal Beagle Service in exchange for $12,500 cash payment to the Company. The Company did not engage in any form of general solicitation or general advertising in connection with this transaction. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale. Legal Beagle Services was provided access to all material information, which they requested and all information necessary to verify such information and was afforded access to our management in connection with this transaction. Legal Beagle Services acquired these securities for investment purposes and not with a view toward distribution, acknowledging such intent to us. They understood the ramifications of their actions. The shares of ~~common~~ preferred stock issued contained a legend restricting transferability absent registration or applicable exemption. Further, no material agreements exist between Legal Beagle Services and the Company with respect to the May 31, 2011 transaction.

(3)     This table assumes that each shareholder will sell all of their shares available for sale during the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares. Based on the Articles of Designation for the Registrant, the selling shareholder (the beneficial owner of such shares, together with such beneficial owner’s affiliates) cannot convert more than 4.9% of their registered preferred stock to common shares outstanding immediately after giving effect to such conversion or exercise.

This table assumes that the selling shareholder will sell all of their shares available for sale following the effectiveness of the registration statement that are included this prospectus. The selling shareholder is not required to sell their shares. The numbers in this table assume that the selling shareholder does not purchase additional shares of preferred or common stock, and assumes that all shares offered will be sold following the effectiveness of this registration statement.

The selling securityholder is not a broker-dealer nor an affiliate of a broker-dealer.

DETERMINATION OF OFFERING PRICE

There is no established public market for the shares we are registering. The preferred shares offering price was determined by the price the preferred shares were originally sold to the selling shareholder. Our selling shareholder will sell their preferred shares at a fixed price of $0.001 for the entire duration of the offering.

Although the registrant's common stock has a par value of $0.001, the registrant believes that the calculation of $0.01 per share for the common shares is a bona fide estimate of the offering price in accordance with Rule 457(a). This price bears no relationship whatsoever to our business plan, the price paid for our shares by our founder, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the market price, if any, of the common stock that may develop in a trading market after this offering, which is likely to fluctuate. The offering of the common shares is at a fixed price of $0.01 per share for the entire duration of the offering. The $0.01 fixed price of the shares that are being offered on a best efforts basis was arbitrarily determined.

PLAN OF DISTRIBUTION

The Offering

This prospectus relates to the following:

We are offering up to a total of 500,000 shares. The offering price is at a fixed price $0.01 per share for the entire duration of the offering. The Offering will close on January 31, 2012, unless terminated earlier or extended by management for an additional six months.

The offering relates to the sale by us of up to 500,000 shares of common stock and to the resale by certain selling security holder of the Company of up to 1,250,000 shares of preferred stock that can be converted into 125,000,000 common shares. However, the Company’s Articles of Designation of the registered preferred stock limit the conversion to no more 4.9% of the shares of common stock outstanding to be converted at any one time by the beneficial owners, together with such beneficial owner’s affiliates. Based on 20,000,000 common shares outstanding, no more than 980,000 common shares can be converted by the beneficial owner of the registered preferred stock. Once these shares are sold, the beneficial owners of the registered preferred stock can convert an additional 980,000 shares.

We have established an escrow account with our corporate attorney for funds received by us from prospective investors. The purpose of the escrow account is to ensure we receive "good funds" before we accept the Subscription Agreement. Good funds are considered cashier's checks or personal checks that have cleared the bank. There is no minimum for this offering. Therefore, after the funds are received and the subscription accepted, shares will be promptly issued by us to investors even if you are the sole purchaser in this offering. Investors do not have the right to withdraw invested funds. Subscription payments will be released from the escrow account to us if the Subscription Agreements and funds are in good order. Therefore, once an investment is made, investors will not have the use or right to return of such funds during the Offering period,

The offering is being conducted on a self-underwritten, best effort basis, which means our officer/director will attempt to sell the shares. We cannot assure you that all of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may not be able to sell all of 500,000 shares in this offering. All subscription funds will be held in our attorney's Trust Account.

The shares will be offered at a fixed price of $0.01 per share for six months from the effective date of this prospectus or until the Offering is completed, which ever happens first. The Offering will close on January 31, 2012, unless terminated earlier or extended by management for an additional six months. Certificates for shares purchased will be issued and distributed promptly after any shares are sold, the subscription is accepted and "good funds" are received in our escrow account.

The proceeds from the sale of the shares in this offering will be payable to Thomas C. Cook Client Trust Account fbo ATVROCKN.

We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason, based on whether good funds are received or if we receive subscriptions for more than our 500,000 share Offering. Subscriptions will be accepted or rejected promptly. All checks from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

We have no intention of inviting broker-dealer participation in this offering.

Our officer/director intends to seek to sell the common stock to be sold by us in this Offering by contacting persons with whom she has had prior contact who have expressed interest in the Company, and by seeking additional persons who may have interest through various methods such as telephone, and email. Any solicitations by mail or email will be preceded by or accompanied by a copy of this Prospectus. We do not intend to offer the securities over the Internet or through general solicitation or advertising. Our officers and directors are relying on an exemption from registration as a broker-dealer pursuant to Rule 3a4-1 of the Securities Exchange Act of 1934 in that they are not statutorily disqualified, are not associated with a broker or dealer, are not receiving compensation related to these transactions, and perform substantial other duties for us.

We further represent:

  Our sole officer/director is not a broker, dealer or associated persons of brokers or dealers within the preceding 12 months; and

  Our sole officer/director has not participated in the selling offerings of securities for any issuer more than once every 12 months other than in reliance on Rule 3a4-1(a)4(1) or (a)4(iii).

There is not currently a public market for the ATVROCKN Common Stock. We intend to apply for admission to quotation of our securities on the OTC-Bulletin Board after we close this offering. The shares of ATVROCKN Common Stock distributed to ATVROCKN stockholders will be freely transferable, except for (1) shares of ATVROCKN Common Stock received by persons who may be deemed to be affiliates of ATVROCKN under the Securities Act of 1933, as amended (the "Securities Act"); and (2) shares of ATVROCKN Common Stock received by persons who hold restricted shares of ATVROCKN common stock. Persons who may be deemed to be affiliates of ATVROCKN after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with ATVROCKN and may include certain directors, officers and significant stockholders of ATVROCKN. Persons who are affiliates of ATVROCKN will be permitted to sell their shares of ATVROCKN Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by Section 4(1) of the Securities Act and the provisions of Rule 144 thereunder.

ATVROCKN stockholders may sell their common stock following the Distribution. Whether an active trading market for ATVROCKN common stock will be maintained after the Distribution and the prices for ATVROCKN common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, ATVROCKN's results of operations, what investors think of ATVROCKN and its industries, changes in economic conditions in its industries and general economic and market conditions.

In addition, the stock market often experiences significant price fluctuations that are unrelated to the operating performance of the specific companies whose stock is quoted. Market fluctuations could have a material adverse impact on the trading price of the ATVROCKN Common Stock.

We anticipate that a market maker will apply to have our common stock traded on the over-the-counter bulletin board at some point in the future, but there is no guarantee this will occur. Any securities sold in brokerage transactions will involve customary brokers' commissions.

We will pay all expenses in connection with the registration and sale of the common stock by the selling security holder, who is an underwriter in connection with their offering of shares. The estimated expenses of issuance and distribution are set forth below:

Nature of Expenses:

Amount
U.S. Securities and Exchange Commission registration fee	$147
Legal fees and miscellaneous expenses*	$5,000
Audit fees	$5,000
Transfer agent fees*	$400
Printing*	$100
Total	$10,647

*Estimated Expenses

Admission to Quotation on the OTC-Bulletin Board

We hope to have our common stock be quoted on the OTC-Bulletin Board. If our securities are not quoted on the OTC-Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC-Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC-Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC-Bulletin Board our securities will trade on the OTC-Bulletin Board. We may not now or ever be qualified for quotation on the OTC-Bulletin Board. We have not begun the application process for listing on the OTC-Bulletin Board. We do not expect to begin the application process until we receive a notice of effectiveness for this Registration Statement and the shares have been distributed to our shareholders.

Selling Security Holders Holder Distribution

There is currently no market for any of our shares, and we cannot give any assurance that our shares will have any market value. Regardless of sales method, the selling shareholder will sell their registered shares of our preferred stock at a fixed price of $0.001 per share and their registered common stock at a fixed price of $0.01 per share for the entire duration of the offering . There can be no assurance that we will be able to obtain an OTC-BB listing. We will not receive any proceeds from the resale of preferred shares or common shares by the selling security holder.

We can provide no assurance that all or any of the preferred and common stock offered will be sold by the selling stockholder named in this prospectus.

We are bearing all costs relating to the registration of the preferred and common stock. The selling stockholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling stockholder named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the preferred and common stock. The selling stockholder and any broker-dealers who execute sales for the selling stockholder are "underwriters" within the meaning of the Securities Act of 1933 with respect to this offering. The selling stockholder is deemed to be engaged in a distribution of the common stock, and therefore is an underwriter, and therefore, must comply with applicable law and may, among other things:

  Not engage in any stabilization activities in connection with our common stock;

  Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

We and the selling security holder will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our both our preferred and common stock ~~is~~ are a penny stock. The U. S. Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and; (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Blue Sky Restrictions on Resale

If the selling security holder wants to sell shares of our registered preferred stock or common stock under this registration statement in the United States, the selling security holder will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's. The broker for a selling security holder will be able to advise a selling security holder which states our preferred and common stock is exempt from registration with that state for secondary sales. Any person who purchases shares of our preferred and common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holder. The expenses which we are paying are set forth in the following table.

Nature of Expenses:

Amount
U.S. Securities and Exchange Commission registration fee	$147
Legal fees and miscellaneous expenses*	$5,000
Audit fees	$5,000
Transfer agent fees*	$400
Printing*	$100
Total	$10,647

*Estimated Expenses

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholder is advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholder are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and we have complied with them. The selling stockholder and any brokers, dealers or agents that participate in the distribution of common stock are underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by those underwriters, brokers, dealers or agents may be considered underwriting discounts and commissions under the Securities Act of 1933.

In accordance with Regulation M under the Securities Exchange Act of 1934, neither we nor the selling stockholder may bid for, purchase or attempt to induce any person to bid for or purchase, any of our preferred or common stock while we or they are selling stock in this offering. Neither we nor any of the selling stockholder intends to engage in any passive market making or undertake any stabilizing activity for our preferred or common stock. The selling stockholder will not engage in any short selling of our securities. Further, under the rules and regulations of FINRA any broker-dealer may not receive discounts, concessions, or commissions in excess of 8% in connection with the sale of any securities registered hereunder.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 185,000,000 shares of common stock, par value $0.001 and 15,000,000 shares of preferred stock, par value $0.001. As of December 5, 2011, there are 20,000,000 shares of our common stock issued and outstanding, held by one (1) shareholder of record and 1,250,000 registered preferred stock issued and outstanding, held by one (1) shareholder of record; and 25,000 Series B Callable Preferred Stock, issued and outstanding held by one (1) shareholder.

Common Stock. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock. We have three (3) Series of Preferred Shares. Series A Convertible Preferred shares consists of 5,000,000 authorized shares, par value $0.001, of which 1,250,000 shares are issued and outstanding. Any Series A holder may convert any or all of the shares of the registered preferred stock held by such holder at the ratio of one hundred (100) shares of Common Stock for every one (1) share of registered preferred stock converted, provided, however, the Company shall not effect any conversion of the registered preferred stock or any other preferred stock or warrant held by a holder of the registered preferred stock, and no such Holder shall have the right to convert any registered preferred stock or any other preferred stock or warrant held by such Holder, to the extent that after giving effect to such conversion, the beneficial owner of such shares (together with such beneficial owner’s affiliates) would beneficially own in excess of 4.9% of the shares of the Common Stock outstanding immediately after giving effect to such conversion or exercise. In order for the registered preferred stock shareholder to convert their shares to common stock, they would need to notify the company of how many shares they want to convert to common shares, and return said amount of registered preferred stock back to the Company to effectuate the conversion of one registered preferred stock for one hundred common shares. The registered preferred stock have no liquidation rights and shall not be entitled to receive any dividends nor are they entitled to any voting rights with respect to the Convertible Preferred Stock.

Series B Preferred Shares consists of 5,000,000 authorized shares, par value $0.001, of which there are 25,000 shares are issued and outstanding. The holders of shares of Series B Preferred Stock shall be entitled to interest payments on monies paid or loaned to the corporation for their Series B Callable Preferred Shares and a first position in a security interest on any assets of the corporation upon default of a loan to the corporation, liquidation or dissolution of the corporation. The Series B Preferred Stock have no voting rights and are not entitled to receive dividends. The corporation, at any time, may call these shares at any time provided the holders of the Series B Callable Preferred Stock are paid the amount of monies they paid for their Series B Preferred stock along with any interest due. Upon payment of principal and interest, the shares must be returned to the corporation.

Series C Preferred shares consists of 5,000,000 authorized shares of which there are no shares issued nor outstanding.. The designation of these shares have yet to be determined by the Board of Directors.

Dividend Policy. We have never issued any dividends and do not expect to pay any stock dividend or any cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared on our common stock in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Stock Option Plan. We have not approved any stock option plans.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. The shares of our common stock offered may be resold without restriction or further registration under the Securities Act, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

Rule 144

In general, Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, provides:

If the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquirer or any subsequent holder of those securities.

If the issuer of the securities is not, or has not been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a minimum of one year must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquirer or any subsequent holder of those securities.

Except as provided in Rule 144, the amount of securities sold for the account of an affiliate of the issuer in reliance upon this section shall be determined as follows: If any securities are sold for the account of an affiliate of the issuer, regardless of whether those securities are restricted, the amount of securities sold, together with all sales of securities of the same class sold for the account of such person within the preceding three months, shall not exceed the greatest of: (A) one percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the issuer, or (B) the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice required by paragraph (h) of Rule 144, or if no such notice is required the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker, or (C) the average weekly volume of trading in such securities reported pursuant to an effective transaction reporting plan or an effective national market system plan during the four-week period specified in paragraph (e)(1)(ii) of Rule 144.

Special provisions for "Shell Companies”

The provisions of Rule 144 are not available for the resale of securities initially issued by a "shell company" which is defined as an issuer, other than a business combination related shell company, as defined in Rule 405, or an asset-backed issuer, as defined in Item 1101(b) of Regulation AB, that has no or nominal operations; and either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets; or an issuer that has been at any time previously an issuer described in paragraph (i)(1)(i) of Rule 144.

Notwithstanding paragraph (i)(1) of Rule 144, if the issuer of the securities previously had been an issuer described in paragraph (i)(1)(i) but has ceased to be an issuer described in paragraph (i)(1)(i); is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports, and has filed current "Form 10 information" with the SEC reflecting its status as an entity that is no longer an issuer described in paragraph (i)(1)(i), then those securities may be sold subject to the requirements of Rule 144 after one year has elapsed from the date that the issuer filed "Form 10 information" with the SEC.

The term "Form 10 information" means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC.

In order for Rule 144 to be available, ATVROCKN must have certain information publicly available. We plan to publish information necessary to permit transfer of shares of our common stock in accordance with Rule 144 of the Securities Act, in as much as we have filed the registration statement with respect to this prospectus.

DESCRIPTION OF BUSINESS

Company History

We were formed on December 27, 2010 as ATVROCKN, a Nevada corporation. We market a "housing molding" product~~(s)~~ to place audio equipment and lighting on 4-wheel drive vehicles such as All Terrain Vehicles (“ATV”) and Utility Terrain Vehicles (“UTV”). Activities to date have included the development of a business plan we designed ~~it~~ our first audio/lighting housing system, with the help of a contract manufacturer we produced one hundred housing systems for sale, identified product wholesaler distributors as potential customers, and established a website at: www.ATVROCKN.com. We are currently marketing our sound and lighting housing system through wholesale distributors, who supply audio/lighting equipment to retail audio system outlets. Our sole officer is in the process of contacting the major wholesaler distributors to enlist their support to promote our product to their retail customers. For example, one wholesaler distributor has sent an email to all of its customers announcing the availability of ATVROCKN’s product and directed their sales force to help promote the product. We plan on spending approximately $500 to develop a sales brochures, which can be used by the wholesale distributor’s sales force to promote our product with their retail customers. We have attended one trade show to promote our product to retail audio dealers. Management plans to attend more trade shows in the next twelve months. Based on the number of trade shows to be attended and the size of the Company’s booth, management does not expect to spend more than $4,000 in trade show fees during the next twelve months. In October, 2011 we sold 25 units to a wholesaler distributer for $5,465. It cost us approximately $5,750 to produce and ship our first 25 housing units. Management believes its needs to expand it one product line and offer an ATV roof mounted housing unit. Management has already completed the design process and specifications for this unit. This next step is to make a mold where the product can be mass produced. The cost of making this mold is approximately $15,000. The Company would need to spend another $10,000 to build inventory and market the product. At this time, we do not have any financing in place nor any financing arrangement available to us to proceed with this product extension. In order to add this product extension to our one product line, we would need to seek outside funding, which may or may not be available to us.

Overview

We are a start-up company focused on selling plastic polymer housing units to place audio equipment and lighting on 4-wheeler ATV’s and UTV’s. We consider ourselves an after-market supplier for the ATV and UTV market. When ATV’s and UTV’s are originally built, they do not include any audio, radio and lighting systems. If the owner of these vehicles desires to add audio or lighting to these vehicles, they need to do so after they purchase these vehicles.

The Company is currently marketing a black generic plastic housing audio/lighting housing unit to the ATV’s aftermarket. This housing unit is designed for an audio dealer to install a CD player, ~~a~~ radio speakers and/or headlights on the ATV. It can house two speakers which are 5 1/4 inches to eight inches in diameter. This unit can house any CD player/radio on the market. Management believes, this plastic housing product makes it easier for installers to mount audio and lighting on these vehicles in the aftermarket. On October 26, 2011, the Company shipped its first order for approximately 25 housing units to a distributor in Texas which resulted in revenues of $5,465.00. It cost us approximately $5,750 to produce and ship our first 25 housing units.

Photo of view facing the driver:

Photo of view facing front of vehicle:

ATV Market Size

The ATV industry evolved from the three-wheel model that was developed in the early 1970s to the four-wheel models that are sold today. The most popular ATV use is general recreation, followed by farming/ranching, hunting/fishing, hauling/towing, transportation, and commercial use. From 1970 to 1986, the number of ATVs sold in the United States continued to grow until reaching an initial peak of 535,000 units in 1986. From 1987 to 1991, the number of ATVs sold declined to a low of approximately 147,000 units. From 1991 to 2004, sales of ATVs grew to 814,000 units; however, ATV sales have declined each year since, primarily driven by overall weak economic conditions and the shift to side-by-side vehicles. Industry-wide sales were 257,000 units in the United States and 56,000 units in Canada in calendar 2010. In addition to the U.S. and Canada, ATVs are also sold in numerous international markets including Europe, Russia, Australia, and Latin America. Major competitors in the industry include Yamaha, BRP, Polaris, Honda Motor Co., Ltd., Kawasaki Motors Corp. and Suzuki Motor Corporation. In addition to these companies, multiple other companies, including numerous Chinese and Taiwanese manufacturers also sell ATVs.

Stock-and-Ship Fulfillment

Our stock-and-ship fulfillment of products are sourced primarily from a contract manufacturer located in California and are stored in a distribution center in California. Bamberger Polymers is the supplier. Our product is received into a bonded warehouse center where they are entered into an inventory management system~~s~~, allowing us to closely monitor inventory availability. Our contract distribution center drop-ships, and bill our product for us.

Marketing Strategy

Management is currently marketing its sound and lighting housing system through ~~a~~ 12-volt distributors. A 12-volt distributor is a wholesale distributor that purchases audio/lighting products from manufacturers at a discounted price and resells the products at a regular manufacturing price to 12-volt retail stores that install audio/lighting equipment in automobiles and 4-wheel All Terrain vehicles. The term 12-volt comes from the standard voltage of a car battery that powers the electrical system of a vehicle. In the U.S., there are approximately 12 large 12-volt distributors that supply the majority of retail audio system outlets.

During the month of October, 2011, the Company produced approximately one hundred units of its housing product.

Twenty-five units have actually been sold were fifteen of the units were sold at a twenty-five discount in order to be used for display purposes. This allows the distributors to have a floor model to show the the final customer. There is no guarantee that we will be able to execute our marketing strategy either due to working capital constraints or due to distributor and dealer interest.

Management believes it can enlist the support of the wholesale distributors to help the company market its product.

Generally, wholesale distributors have their own sales force that sell the wholesalers products to retail store. With approximately $500 from this offering, the company plans to print sales brochures for the wholesale distributors sales force to distribute these brochures to their retail customers. The sales material will be used by the wholesaler sales representatives to present the product to retail establishments. Management believes this will help brand awareness and build revenues. As stated, there are approximately twelve (12) large distributors that supply the majority of retail audio system outlets. It is management’s goal to enlist the support of this program with 5 large distributors in the next twelve months. As of the date of this offering document, one distributor has sent an email to all of its customers announcing the availability of ATVROCKN’s product and directed their sales force to help promote the product.

In order to obtain initial distribution of its product, management has discounted twenty-five display models, whereby these units were sold at a loss of approximately $11.00 per unit. Management also plans to market its product at audio dealer trade shows. The cost of attending the trade shows depends on the number of trade shows and the size of the booth. Management expects to spend no more than $4,000 from this offering in the next twelve months to market its product at trade shows.

Management plans to market its product primarily to 12-volt distributors. Once a market is established with the 12-volt distribution, then marketing will proceed directly to Polaris, Yahama and Kawaski dealerships. The dealers can add the part into the vehicle, whereby the price of the Unit will be included in the final price of the vehicle. There are no assurances that this marketing plan may be accepted by Polaris, Yahama and Kawaski dealerships.

At this time, the Company does not plan to sell its product through its website, because the management wants to get establish its dealer base. Further, management wants to develop its own client dealer base, without selling its product over the internet, where it would compete or possible damage its potential customer dealer base.

Pricing of Product

Management plans to enter into fixed price arrangements with audio wholesale distributors. The price per Unit to the distributor will be $200.00. Management based the price of the unit on industry standards and reasonable estimates of price mark-ups from the wholesaler, to the retailer, to the final customer. Management expects the distributor will sell the Unit to stereo car stores for $250.00, and the stereo car stores will retail the Unit from $349-$399 plus the cost of adding a stereo system, radio and CD lighting. We recently produced inventory of one hundred units, our cost to produce these units was $230 per unit excluding the cost of shipping, packaging and warehousing. We expect our costs to decrease once the product is produced in volume lots. In order to obtain initial distribution and interest for the product, we sold twenty-five units, in October, 2011 at a nominal loss. Since we are still in our development stage, it is difficult to ascertain an exact price of cost per unit at this time.

Competition

Our industry is competitive, with products distributed through multi-tiered and overlapping channels. We compete with both online and offline retailers who offer aftermarket parts to either the do-it-yourself (“DIY”) or do-it-for-me (“DIFM”) customer segments. We believe that all of our competitors are larger, have stronger brand recognition and have access to greater financial, technical and marketing resources and have been operating longer than we have.

Sources and Availability of Raw Materials

We plan to purchase our plastic housing modeling from contract manufacturers. The source of our raw materials comes from Bamberger Polymers.

Dependence on Major Customers

On October 26, 2011, the Company shipped its first order for approximately 25 housing units to a distributor in Texas which resulted in revenues of $5,465.00. It cost us approximately $5,750 to produce and ship our first 25 units. We expect our initial product will be purchased by a limited number of distributors who service the automobile audio service centers.

Patents, Trademarks and Licenses

We do not have any trademarks, patents, or other intellectual property.

Based on the nature of our business, we do not expect to file any trademarks or patents.

Need for Government Approval

With the exception of a business license, we are not required to apply for or have any government approval for our services.

In the future we may be subject to additional laws, regulations, policies, approvals and the like of federal, state, local, municipal, and other bodies.

Research and Development

The company has completed the process of designing and producing its principal product, a black generic plastic audio/lighting unit. The first units were sold in October, 2011.

The company is now in the process of designing and engineering roof mounted sound and lighting systems for the Polaris models, specifically the Ranger and Razor. Management has no agreements with Polaris to build this unit.

Management has already completed the design process and specifications for this unit. This next step is to make a mold where the product can be mass produced. The cost of making this mold is approximately $15,000. The Company would need to spend another $10,000 to build inventory and market the product. Management is currently evaluating whether the company can generate sufficient revenues to pay for this mold or whether or not additional outside funding will be required. Management hopes to have this mold completed by June, 2012. There are no assurances once this roof mounted sound and lighting system is produced, there will be a market for the product.

Employees

The Company currently has: one officer, who is also the director of the Company. This individual performs all of the job functions for the Company. J. Chad Guidry, our President, plans to devote 40 hours per week of his time to our business.

i.                     The Company's performance is dependent on the performance of its officer. In particular, the Company's success depends on his ability to develop a business strategy which will be successful for the Company.

ii.                    The Company does not carry key person life insurance on any of its personnel. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the business, results of operations and financial condition of the Company. The Company's future success also depends on its ability to retain and attract highly qualified technical and managerial personnel.

iii.                  There can be no assurance that the Company will be able to retain its key managerial and technical personnel or that it will be able to attract and retain additional highly qualified technical and managerial personnel in the future. The inability to attract and retain the technical and managerial personnel necessary to support the growth of the Company's business, due to, among other things, a large increase in the wages demanded by such personnel, could have a material adverse effect upon the Company's business, results of operations and financial condition.

DESCRIPTION OF PROPERTY

The Company owns no real property. Our administrative offices are located in Nevada, at 1813 Winners Cup Dr., Las Vegas, NV 89117, telephone:(702) 334-4008. This administrative office is being provided at no cost by the Officer of the Company. The Officer will not seek reimbursement for providing this administrative space.

LEGAL PROCEEDINGS

We are not a party to or otherwise involved in any legal proceedings.

In the ordinary course of our business, we expect that from time to time we will be involved in various pending or threatened legal actions. The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon our financial condition and/or results of operations. However, in the opinion of our management, other than as set forth herein, matters currently pending or threatened against us are not expected to have a material adverse effect on our financial position or results of operations.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Disclaimer Regarding Forward Looking Statements

You should read the following discussion in conjunction with our financial statements and the related notes and other financial information included in this Form S-1. In addition to historical financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this Form S-1, particularly in the Section titled Risk Factors.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Summary Overview

We are start-up company focused on designing and utilizing contract manufacturers to produce sound and lighting housing systems that we plan to market for 4 wheeler All Terrain Vehicles and Utility Terrain Vehicles.

Plan of Operation

As of the date of this Registration Statement, we have serious concerns as to whether we have, and will have, sufficient cash flow to continue to operate for the next twelve months if we are not successful in finding a market for our audio housing product. We will apply any proceeds from future revenues to help cover our expenditures. Unless sufficient revenues are recognized, we anticipate that our projected expenditures will most likely exceed any proceeds from those revenues over the next twelve months, which will require that we obtain new financing in order for us to pursue our current plan of operations. We plan to look for both public and private sources of financing. There can be no assurance, however, that we can obtain sufficient capital on acceptable terms, if at all. If we do not achieve the necessary financing, then we will not be able to proceed with our planned activities, which would materially adversely affect our financial condition, business prospects and results of operations.

We anticipate generating losses and therefore we may be unable to continue operations in the future. We plan to rely on equity sales of our common shares in order to continue to fund our business operations. We would have to issue equity or enter into a strategic arrangement with a third party. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any of additional sales of our equity securities or other financing to fund our business operations. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Explanatory Paragraph in Our Independent Registered Public Accounting Firm Report

Our independent accountants have included a paragraph in their most recent report, in our audited financial statements for the year ending May 31, 2011, regarding concerns about our ability to continue as going concern. We have further disclosed in our notes to the financial statements that we are dependent upon our ability to obtain financing and upon future profitable operations from the development of our business opportunities, and that there are no assurances that we will be able to meet our financial obligations in the future.

Background

We were formed on December 27, 2010 as ATVROCKN, a Nevada corporation. We consider ourselves to be a shell company. We plan to design and utilize contract manufacturers to produce market sound and lighting housing systems that we plan to market for 4 wheeler All Terrain Vehicles (“ATV”) and Utility Terrain Vehicles (UTV”). Activities to date have been limited primarily to developing a business plan, designing our first audio/lighting housing system, we produced one hundred housing systems for sale, identified product wholesaler distributors as potential customers we identified product distributors and established a website at: www.ATVROCKN.com. In October, 2011 we sold 25 units to a wholesaler distributer for $5,465. It costs us approximately $5,750 to produce and ship these first units.

Our plan for the next twelve months, include: 1) effectiveness of our Registration Statement on Form S-1; 2) closing our offering and utilizing the proceeds of the offering to print sales brochures to market our product through wholesale distributors; 3) seek a broker-dealer to apply for OTC-Bulletin Board listing; 4) identify wholesale distributors, who can market our product to retailers; 5) enlist the support of wholesaler distributor sales reps to market our products to retail outlets; 6) expand our one product line by offering a roof mounted sound and lighting system.

From a business point of view, in the next twelve months, we need to communicate with the twelve (12) large distributors that supply the majority of retail audio system outlets. Generally, wholesale distributors have their own sales force that sell the wholesalers products to retail store. We plan to spend approximately $500 to print sales brochures for the wholesale distributors sales’ force to distribute these brochures to their retail customers. The sales material will be used by the wholesaler sales representatives to present the product to retail establishments. It is management’s goal to enlist the support of this program with 5 large distributors in the next twelve months. As of the date of this offering document, one distributor has sent an email to all of its customers announcing the availability of ATVROCKN’s product and directed their sales force to help promote the product. We also plan to attend audio dealer trade shows where we can showcase our product. These trade shows are attended by audio dealers who are looking for new products to offer their retail customers.

Our major goal in the next twelve months includes an expansion of our one product line by offering a roof mounted ATV sound and lighting system. We have already designed the unit. From this point forward, it will cost us $15,000 to build the mold and another $10,000 to build inventory and market the product. We plan to market the product to the same wholesale distributors. At this time, we do not have any financing in place nor any financing arrangement available to us to proceed with this product extension. In order to add this product extension to our one product line, we would need to seek outside funding, which may or may not be available to us.

Business Plan Timeline

The following is an outline of the proposed milestones for our business plan:

	Milestone	Manner of achievement	Anticipated time needed to complete milestone
1	Company becomes non-deficient fully reporting	Files Registration with SEC and completes comments Cost: $10,000 Source: Funds from Company's account	In process

2	Close offering (<$5,000)	Any proceeds received from the offering will be used to replenish previous cash balances which were used to prepay offering expenses. Source: S-1 Offering	After Offering is closed.

3	Broker-dealer applies for OTC-BB listing	Company seeks a market maker	Following the close of this offering

4	Identify customers	Contact distributors, who market product to audio shops that service the automobile industry. Cost for email, letters and phone calls: $100	One wholesaler already purchased the product. Expect to build a distribution network in next four months.

5	Client base established	Advertising product Cost for sales brochures: $500	In next four months

6	Five wholesalers market the ATVROCKN product	Wholesaler sales reps market the product for ATVROCKN No cost.	One wholesaler has started marketing the product through their sales reps, need to enlist four more wholesalers in the next 12 months

7	Company expand product line	Build mold for roof mounted sound and lighting systems Cost to design and build mold $15,000; inventory & marketing $10,000	Use revenues and/or seek outside funding for $25,000 by June, 2012

8	Company operates with a profit	Client base established	Twelve-eighteen months

The above timeline does not take into account possible delays that may arise. If we experience any difficulties or delays during our plan of operation, it could take substantially longer to develop a customer base for our product. Additional funding is not a prerequisite in building inventory and marketing our product, as we currently have inventory on hand and stated generating revenues by marketing our product with a wholesale distributor.

Results of Operations

From December 27, 2010 (Inception) through August 31, 2011

During the period from inception on December 27, 2010 to August 31, 2011, we generated no revenues. In the month of October, 2011, we generated our first revenues of $5,465. It cost us approximately $5,750 to produce and ship our first 25 units.Our net loss since inception through August 31, 2011 is $(139,002). This net loss includes general and administrative fees of $10,608 and salaries of $8,500, estimated payroll taxes of $1,275, and audit fees of $4,750.

Since inception, we have sold 20,000,000 shares of common stock at $0.001 per share to our founder for proceeds of $20,000.

On May 24, 2011, the Company issued 25,000 shares of its series B preferred stock to a shareholder upon execution of a Promissory Note for cash of $25,000 and security interest in the Company's molding tool. These shares are callable and the loan will accrue interest of $1,250 per quarter until the note is paid-in-full, with the first payment due on August 31, 2011. There is a prepayment penalty of one year, during which time the Company would have to buy back the 25,000 preferred shares and security interest in the tooling mold for $30,000 plus the balance of interest remaining on the 1 year period.

On May 31, 2011, the Company issued 1,250,000 shares of its Series A Convertible Preferred stock to a shareholder in exchange for cash of $12,500. Each share of the registered preferred stock can be exchanged for one hundred (100) shares of Common Stock of the corporation. This registered preferred stock was issued with a beneficial conversion feature totaling $112,500. This non-cash expense related to the beneficial conversion features of those securities and is recorded with a corresponding credit to paid-in-capital. If the preferred stock were to be converted into common stock, the common stock would be increased by 125,000,000 shares.

As of the date of this Prospectus we have hired an attorney in relation to this Registration Statement, and an auditor to audit our financial statements.

Beneficial Conversion Feature – Preferred Stock

During fiscal year ending May 31, 2011, we recorded a deemed preferred stock dividend. Each share of our registered preferred stock can be exchanged for one hundred (100) shares of Common Stock of the corporation. This registered preferred stock was issued with a beneficial conversion feature totaling $112,500. This non-cash expense related to the beneficial conversion features of those securities and is recorded with a corresponding credit to paid-in-capital.

Liquidity and Capital Resources

As of August 31, 2011, our total current assets were $20,278 which consists of $7,528 cash and $12,750 prepaid legal and audit expenses. As of August 31, 2011 our current liabilities were $27,619. We expect to incur losses over the next two years.

We have funded our operations through financing activities consisting primarily of the purchase of our securities by our founders.

During the period from inception to August 31, 2011, proceeds we received from the sale of common stock was $20,000, and proceeds we received from the sale of preferred stock was $12,525, contribution to capital of $400 and a proceeds from secured note of $25,000.

The Company has limited financial resources available, which has had an adverse impact on the Company's liquidity, activities and operations. These limitations have adversely affected the Company's ability to obtain certain projects and pursue additional business. In October, 2011, the company recognized its first revenues of $5,454. Management recognizes that without realization of additional capital, it would be unlikely for the Company to continue as a going concern. Based on our current cash reserves and funding from this offering, without any additional funding, the Company will run out of cash reserves in June, 2012. In order for the Company to remain a Going Concern, management is evaluating whether additional revenues can be achieved or if the Company will need to find additional outside capital. Further, to expand the Company’s one product line, the company will need an additional $25,000 in financing to design, build produce inventory and market a new product. Management is uncertain that the Company can generate sufficient revenues over the next twelve months to cover its expenses. If the Company is unable to generate sufficient revenues, additional working capital may be sought through additional debt or equity private placements, additional notes payable to banks or related parties (officers, directors or stockholders), or from other available funding sources at market rates of interest, or a combination of these. No assurances can be given that any necessary financing can be obtained on terms favorable to the Company, or at all.

Cash Requirements

Although we intend to raise $5,000 by selling 500,000 shares at $0.01, if the maximum offering is achieved, this will result in a net shortfall of $6,147. We estimate to spend $500 in transfer agent fees and printing costs. We have already spent from cash on hand $10,147 for audit, legal and registrations fees associated with this offering. Although the offering expenses exceed the net proceeds from this offering, management believes this is in the best long term interest of the company. Management’s goal is to achieve listing of the company’s stock on the OTC-Bulletin Board. If this can be accomplished, management believes the company will be in a better position to obtain outside funding, if needed in the future.

If we do not use the proceeds of this offering to pay back the offering expenses already expended, we intend to use the funds raised by the offering described herein to market and advertise our plastic housing product.

Based on our current cash reserves and funding from this offering, without any additional funding, the Company will run out of cash reserves in June, 2012. Therefore, management is uncertain that we can generate sufficient revenues to cover our expenses over the next twelve months, therefore, we will need to raise additional capital in order to continue operations and to implement our plan of operations. Since we prepaid our legal and audit expenses through the end of its fiscal year ending May 31, 2012, starting June 1, 2012, in order to maintain our business operations, we will need $2,000 per month to continue our operations, additionally we would need to raise an additional $25,000, if we are going to add a product to our one product line. This $25,000 would include making the mold, building inventory and marketing the product.

We anticipate we may need to rely on equity sales of our common shares in order to continue to fund our business operations, if we cannot generate enough revenues to cover our projected expenses. Issuances of additional shares will result in dilution to our existing shareholders.

Sources and Uses of Cash

We did not receive any cash from operations from inception on December 27, 2010 through August 31, 2011. We used $(400) in cash for incorporation fees during this period, we prepaid our audit and legal fees for $12,750, incurred general and administrative fees of $10,608, paid salaries of $8,500 and paid audit fees of $4,750. Until we begin our operations, we do not anticipate we will generate any cash from operating activities. As stated in our Plan of Operation, we have serious concerns as to whether we have, and will have, sufficient cash flow to continue to operate for the next twelve months if we are not successful in finding customers for our audio housing product.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to market risks, which include interest rate risk and potentially the prices of our audio housing product. We do not engage in financial transactions for trading or speculative purposes.

Product Prices. We are exposed to fluctuation in market prices for our plastic molding product. We do not enter into forward contracts or other market instruments as a means of achieving our objectives or minimizing our risk exposures.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS AND CORPORATE GOVERNANCE

The following table sets forth the names and ages of the current directors and executive officers of the Company, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company. The executive officers of the Company are elected annually by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships among any of the directors and officers.

Name	Age	Positions and Offices Held
J. Chad Guidry	35	President, Secretary and Director

B. Work Experience

J. Chad Guidry, Director, President, CEO/CFO, Secretary

Mr. Guidry has served as the Company's director, president, and secretary since inception, and will serve on the board until the next annual shareholders' meeting of the Company or until a successor is elected. There are no agreements or understandings for the officer and director to resign at the request of another person, and the above-named officer and director is not acting on behalf of, nor will act at the direction of, any other person.

J. Chad Guidry brings to ATVROCKN over eight years of experience in the audio equipment industry. He is familiar with the audio equipment business industry. Additionally, he has experience as a former CEO of blank check fully reporting companies. It is this background that led to the conclusion that Mr. Guidry should serve as director of the Company.

Set forth below is the name of the sole director and officer of the Company, all positions and offices with the Company held, the period during which he has served as such, and his business experience:

J. Chad Guidry - Work Background

ATVROCKN

Las Vegas, NV

President. Company designs and contracts manufacturers housing units for 4-wheel terrain vehicles.

2010 - Present

Pennington Mortgage

Las Vegas, Nevada

Mortgage Loan Officer, 1999-2010

Nevada Processing Solutions, Inc.

Las Vegas, Nevada

President. Company helps mortgage process loan applications,

2006-2010

EZ Credit Repair, Inc.

Las Vegas, Nevada

President. Company helps mortgage applicants repair their

credit ratings, 2002-Present

JCG, Inc.

Las Vegas, NV

President. A “blank check” company. February, 2003 to March, 2004

GCJ, Inc.

Las Vegas, NV

President. A “blank check” company. March, 2004 to December, 2004

Pavo Royal, Inc.

Las Vegas, NV

President. A “blank check” company. December, 2004 to December, 2005.

Antony, Ltd., Audio Equipment Retailer

Crystal Beach, Texas

National Sales Representative, 1991-1999

Education:

Thomas Jefferson High School

Port Arthur, Texas

Diploma, 1991

The SEC reporting blank check companies that Chad Guidry has served as President and Director are listed in the following table:

Incorporation Name	Form Type	File #	Date of Filing	Status (1)
JCG, Inc.	10SB12G	0-50344	July 16, 2003	Merger (2)
GCJ, Inc.	10SB12G	0-50738	May 5, 2004	Merger (3)
Pavo Royal, Inc.	10SB12G	0-51224	March 29, 2005	Merger (4)
Nevada Processing	S-1	3-155028	November 4, 2008	Mgt. Change (5)

(1) Under Merger Status "Merger" represents a merger has occurred and the company ceased to be a blank check company by operating specific business. More detailed information for the merger is disclosed in following paragraph:

(2) On March 19, 2004, JCG, Inc. merged with Neighborhood Connections, Inc. ("Neighborhood") whereby Neighborhood was the surviving corporation and JCG, Inc. ceased to exist. Neighborhood was formed to provide management for the collection of pay telephone coin revenues including the repair and maintenance of existing pay telephone equipment, and the installation of new telephone equipment. Pursuant to the Acquisition Agreement and Plan of Merger, Neighborhood purchased all issued and outstanding 360,000 shares of restricted common stock of JCG, Inc. from G. Chad Guidry, its sole shareholder for $3,600 cash.

(3) On December 27, 2004, GCJ, Inc. merged with APD Antiquities, Inc. (“APD”) whereby APD was the surviving corporation and GCJ, Inc. ceased to exist. APD is an e-Commerce company engaged in the business of acquiring, importing and marketing valuable antique products such as furniture, works of art, antiques, glass works, porcelain, statues, pottery, sculptures and other collectibles and collector items. Pursuant to the Acquisition Agreement and Plan of Merger, APD purchased all issued and outstanding 430,000 shares of restricted common stock of GCJ, Inc. from G. Chad Guidry, its sole shareholder for $3,600 cash.

(4) On December 28, 2005, Pavo Royal, Inc. merged with MyQuoteZone whereby MyQuoteZone was the surviving corporation and Pavo Royal, Inc. ceased to exist. MyQuoteZone is a technology based marketing firm that specializes in online lead generation. Pursuant to the Acquisition Agreement and Plan of Merger, MyQuoteZone purchased all issued and outstanding 510,000 shares of restricted common stock of Pavo Royal, Inc. from G. Chad Guidry, its sole shareholder for $3,600 cash.

(5) On February 1, 2010, new management acquired the control of Nevada Processing Solution. The new management entered into an assignment agreement to acquire a video library of raw and edited television programs and related intellectual property such as brands and trademarks for the video content. The new management changes the business operations of the Company. With the change of management Chad Guidry resigned his position with Nevada Processing.

Board of Directors

Our board of directors consists of only one member, J. Chad Guidry, who serves one-year terms without any compensation.

Audit Committee

The company does not presently have an Audit Committee. The sole member of the Board sits as the Audit Committee. No qualified financial expert has been hired because the company is too small to afford such expense.

Committees and Procedures

(1)     The registrant has no standing audit, nominating and compensation committees of the Board of Directors, or committees performing similar functions. The Board acts itself in lieu of committees due to its small size.

(2)     The view of the board of directors is that it is appropriate for the registrant not to have such a committee because its director participate in the consideration of director nominees and the board and the company are so small.

(3)     The members of the Board who acts as nominating committee is not independent, pursuant to the definition of independence of a national securities exchange registered pursuant to section 6(a) of the Act (15 U.S.C. 78f(a).

(4)     The nominating committee has no policy with regard to the consideration of any director candidates recommended by security holders, but the committee will consider director candidates recommended by security holders.

(5)     The basis for the view of the board of directors that it is appropriate for the registrant not to have such a policy is that there is no need to adopt a policy for a small company.

(6)     The nominating committee will consider candidates recommended by security holders, and by security holders in submitting such recommendations.

(7)     There are no specific, minimum qualifications that the nominating committee believes must be met by a nominee recommended by security holders except to find anyone willing to serve with a clean background.

(8)     The nominating committee's process for identifying and evaluation of nominees for director, including nominees recommended by security holders, is to find qualified persons willing to serve with a clean backgrounds. There are no differences in the manner in which the nominating committee evaluates nominees for director based on whether the nominee is recommended by a security holder, or found by the board.

Code of Ethics

We have not adopted a Code of Ethics for the Board and any salaried employees.

EXECUTIVE COMPENSATION

Listed below in the executive compensation table for the year ending May 31, 2011.

Summary Compensation Table

Name and Principal Position	Fiscal Year ending May 31,	Salary ($)	Bonus ($)	Awards ($)	All Other Compsensation ($)	Total ($)
J. Chad Guidry, Pres./Dir	2011	3,000	-0-	-0-	-0-	3,000

J. Chad Guidry, our president and director purchased 20,000,000 restricted common shares in April, 2010 for $20,000 cash. These founder's shares that were purchased by J. Chad Guidry were not issued as compensation for services.

We do not have any employment agreements with our officer. We do not maintain key-person life insurance for any our executive officer/director. We do not have any long-term compensation plans or stock option plans.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no arrangements or understandings pursuant to which a director or executive officer was selected to be a director or executive officer. There are no family relationships among our directors/officers.

Significant Employees

We have no significant employees other than Officers/Directors.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past ~~five~~ ten years and which is material to an evaluation of the ability or the integrity of our director or executive officer:

  any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

  any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

  being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

  being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

  was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

  was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

  was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

    Any Federal or State securities or commodities law or regulation; or
    Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or
    Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

  was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee Financial Expert

We do not have an audit committee nor do we have an audit committee established at this time.

Auditors; Code of Ethics; Financial Expert

Our principal independent accountant is the firm of Seale & Beers, CPAs, LLC. We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officer. We do not have an audit committee or nominating committee.

Potential Conflicts of Interest

We are not aware of any current or potential conflicts of interest with any of our officers/directors.

Compensation of Directors

We did not pay our directors any compensation during fiscal year ending May 31, 2011 nor through the period ending December 5, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of December 5, 2011, the number of shares of Common Stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 20,000,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

TITLE OF CLASS	NAME OF BENEFICIAL OWNER AND POSITION	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS BEFORE CONVERSION(1)	PERCENT OF CLASS AFTER CONVERSION(2)
Common Stock	J. Chad Guidry (3)	20,000,000	100.00%	7.25%

Ownership upon conversion of Shareholders'
preferred stock

Common Stock	Legal Beagle Services (4)	125,000,000	0.0%	86.2%
Preferred Stock	Legal Beagle Services(4)	1,250,000	100%	100%

DIRECTORS AND OFFICERS AS A GROUP
	(1 person)	20,000,000	100%	7.25%

(1)     Percent of Class based on 20,000,000 shares before conversion of registered preferred stock.

(2)     Percent of Class based on 145,000,000 shares after conversion of the 1,250,000 registered preferred stock.

(3)     J. Chad Guidry, 1813 Winners Cup Dr., Las Vegas, NV 89117

(4)     Legal Beagle Services, 2749 Kingclaven Dr., Henderson, NV 89044. Ed De Stefano is beneficial owner who exercises the sole voting and dispositive powers with respect to the shares owned and has the ultimate voting control over the shares held this entity.

If Legal Beagle Services converts their registered preferred stock to common stock, they will own 86.2% of our common stock. This would result in a change of control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our sole officer/director is also our primary shareholder. Our sole officer/director controls 20,000,000 shares of our common stock, or 100% of our outstanding common stock.

The Company's Director has contributed office space for our use for all periods presented. There is no charge to us for the space, and the director will not seek compensation for the use of this space.

Our sole officer and director, Ms. J. Chad Guidry can be considered a promoter of ATVROCKN in consideration of his participation and managing of the business of the company since its incorporation.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law, that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS

The Law Offices of Thomas C. Cook, Ltd. has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements included in this prospectus and in this registration statement have been audited by Seale & Beers, CPAs, LLC, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of ATVROCKN filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

The public may read and copy any materials with the Commission at the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

We intend to furnish our stockholders with annual reports containing audited financial statements.

FINANCIAL STATEMENTS

ATVROCKN

May 31, 2011

(audited)

Page
Year ended May 31, 2011 financials (audited):

Independent Auditor's Report	F-1a
Balance Sheet	F-2a
Statement of Operations	F-3a
Statement of Changes in Stockholders' Equity	F-4a
Statement of Cash Flows	F-5a
Notes to Financials	F-6a

Quarter ended August 31, 2011 financials (unaudited):

Independent Auditor's Report	F-1b
Balance Sheet	F-2b
Statement of Operations	F-3b

Statement of Cash Flows	F-4b
Notes to Financials	F-5b

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

ATVROCKN, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of ATVROCKN, Inc. (A Development Stage Company) as of May 31, 2011, and the related statements of operations, stockholders’ equity and cash flows since inception on December 27, 2010 through May 31, 2011. ATVROCKN, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ATVROCKN, Inc. (A Development Stage Company) as of May 31, 2011, and the related statements of operations, stockholders’ equity and cash flows since inception on December 27, 2010 through May 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has no history of operations, limited assets, and has incurred operating losses since inception which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

August 22, 2011

50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

F-1a

ATVROCKN

(A Development Stage Company)

Balance Sheet

(Audited)

May 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$31,940
Prepaid expenses	10,000
Total current assets	41,940

Fixed assets:
Furniture and equipment, net	12,524
Total fixed assets	12,524
TOTAL ASSETS	54,464

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$417
Accrued expense - estimated payroll taxes	450
Accrued interest	111
Secured note payable, net	24,977
Total current liabilities	25,955

Stockholders' equity:
Preferred stock Series B, $0.001 par value, 5,000,000 shares	25
authorized, 25,000 issued and outstanding as of 5/31/2011
Convertible Preferred stock Series A, $0.001 par value,	1,250
5,000,000 shares authorized, 1,250,000 issued and
outstanding as of 5/31/2011
Preferred stock Series C, $0.001 par value, 5,000,000 shares	-
authorized, none issued and outstanding as of 5/31/2011
Common stock, $0.001 par value, 185,000,000 shares	20,000
authorized, 20,000,000 issued and outstanding as
of 5/31/2011
Additional paid-in capital	124,150
Deficit accumulated during development stage	(116,916)
Total stockholders' equity	28,509
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$54,464

The accompanying notes are an integral part of these financial statements.

F-2a

ATVROCKN

(A Development Stage Company)

Statement of Operations

(Audited)

From Inception (December 27, 2010) to May 31, 2011
Revenue	-

Expenses:
Estimated payroll taxes	450
General & administrative	853
Salaries	3,000
Total expenses	4,303

Net loss	($4,303)

Other Income (Expenses):
Amortization on original issue discount	(2)
Interest expense	(111)
Beneficial conversion feature of convertible preferred stock	(112,500)
Total other income (expenses)	(112,613)

Net income (loss) applicable to common shareholders	($116,916)

Weighted average number of common shares outstanding- basic	20,000,000

Net loss per share	($0.01)

The accompanying notes are an integral part of these financial statements.

F-3a

ATVROCKN

(A Development Stage Company)

Statement of Stockholders' Equity

For the Period from Inception (December 27, 2010) to May 31, 2011

(Audited)

								Deficit
								Accumulated
								During	Total
	Series B Preferred Stock		Series A Convertible Preferred Stock		Common Stock		Additional Paid-In	Development	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Equity
Inception, December 27, 2010	-	-	-	-	-	-	-	-	-

December 27, 2010 Contributed Capital	-	-	-	-	-	-	400	-	400

December 27, 2010 Founders' shares issued for cash at $0.001 per share	-	-	-	-	20,000,000	20,000	-	-	20,000

May 24, 2011 Series B Preferred shares issued at discount	25,000	25	-	-	-	-	-	-	25

May 31, 2011 Series A Convertible Preferred shares issued for cash at $0.01 per share	-	-	1,250,000	1,250	-	-	11,250	-	12,500

Deemed interest from beneficial conversion feature on Series A Convertible preferred stock	-	-	-	-	-	-	112,500	-	112,500

Net loss	-	-	-	-	-	-	-	(116,916)	(116,916)

Balance, May 31, 2011	25,000	$25	1,250,000	$1,250	20,000,000	$20,000	$124,150	($116,916)	$28,509

The accompanying notes are an integral part of these financial statements.

F-4a

ATVROCKN

(A Development Stage Company)

Statement of Cash Flows

(Audited)

From Inception (December 27, 2010) to May 31, 2011
OPERATING ACTIVITIES
Net loss	(116,916)
Adjustment to reconcile net loss to net cash used by
operating activities:
Beneficial conversion feature expense	112,500
Increase in accounts payable	417
Increase in accrued expenses	561
(Increase) in discount on note payable	(23)
(Increase) in prepaid expenses	(10,000)
Net cash used by operating activities	(13,461)

INVESTING ACTIVITIES
Purchase of equipment	(12,524)
Net cash used by investing activities	(12,524)

FINANCING ACTIVITIES
Proceeds from issuance of preferred stock	12,525
Proceeds from issuance of common stock	20,000
Contribution to capital	400
Increase in secured note payable	25,000
Net cash provided by financing activities	57,925

NET INCREASE IN CASH	31,940
CASH - BEGINNING OF THE PERIOD	-
CASH - END OF THE PERIOD	$31,940

The accompanying notes are an integral part of these financial statements.

F-5a

ATVROCKN

(A Development Stage Company)

Notes to Financial Statements

May 31, 2011

(Audited)

NOTE 1. General Organization and Business

The Company was organized on December 27, 2010 (Date of Inception) under the laws of the State of Nevada, as ATVROCKN, and is a Development Stage Company. The Company plans to develop aftermarket sound systems for all-terrain vehicles ("ATVs").

NOTE 2. Summary of Significant Accounting Policies

Basis of Accounting

The financial statements and accompanying notes are prepared under full accrual of accounting in accordance with generally accepted accounting principles of the United States of America ("US GAAP").

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Earnings per Share

The basic earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares issued and outstanding during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.

Revenue recognition

The Company applies the provision of FASB ASC 605, Revenue Recognition, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. ASC 605 outlines the basic criteria that must be met to recognize revenue and provides guidance for the disclosure of revenue recognition policies. The Company recognizes revenue related to product sales when (i) persuasive evidence of the arrangement exists, (ii) shipment has occurred, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured. For the period from December 27, 2010 (inception) to May 31, 2011, the Company has not recognized any revenues.

F-6a

ATVROCKN

(A Development Stage Company)

Notes to Financial Statements

May 31, 2011

(Audited)

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Fixed Assets

Furniture, fixtures and equipment are stated at cost less accumulated depreciation. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, principally on a straight-line basis.

Year-end

The Company has selected May 31 as its year-end.

Advertising

Advertising is expensed when incurred. There have been no advertising costs incurred during the current period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

F-7a

ATVROCKN

(A Development Stage Company)

Notes to Financial Statements

May 31, 2011

(Audited)

NOTE 3 - Going concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. As shown in the accompanying financial statements, the Company is a development stage company with no history of operations, limited assets, and has incurred operating losses since inception. These factors, among others, raise substantial doubt about its ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to obtain additional operating capital, commence operations, provide competitive services, and ultimately to attain profitability. The Company intends to acquire additional operating capital through equity offerings. There is no assurance that the Company will be successful in raising additional funds.

NOTE 4 - Stockholders' Equity and Contributed Capital

Series B Preferred Stock

The Company is authorized to issue 5,000,000 shares of $0.001 par value series B preferred stock, of which 25,000 shares are issued and outstanding. Series B Preferred Stock have liquidation and first position ownership rights on any assets owned by the corporation. The Series B Preferred Stock have no voting rights and are not entitled to receive dividends. The holders of Series B Callable Preferred Stock shall be entitled to interest payments on monies paid or loaned to the corporation for their Series B Preferred Shares and a first position in a security interest on any assets of the corporation upon default of a loan to the corporation, liquidation or dissolution of the corporation. Further, the corporation may call these shares at any time provided the holder of the Series B Preferred Stock are paid the amount of monies they paid for their Series B Preferred stock along with any interest due. Upon the payment of principal and interest to the Series B Preferred stockholder, the shares must be returned to the corporation.

On May 24, 2011, the Company issued 25,000 shares of its series B preferred stock to a shareholder upon execution of a Promissory Note for cash of $25,000 and an a collateral security interest in the Company's molding tool. The loan will accrue interest of $1,250 per quarter until the note is paid-in-full, with the first payment due on August 31, 2011. There is a prepayment penalty of one year, during which time the Company would have to buy back the 25,000 preferred shares and security interest in the tooling mold for $30,000 plus the balance of interest remaining on the one year period.

F-8a

ATVROCKN

(A Development Stage Company)

Notes to Financial Statements

May 31, 2011

(Audited)

Series A Convertible Preferred Stock

The Company is authorized to issue 5,000,000 shares of $0.001 par value Series A Convertible preferred stock, of which 1,250,000 shares are issued and outstanding. Series A Convertible Preferred Stock have no liquidation rights. Series A Convertible Preferred Stock shall not be entitled to receive any dividends nor are they entitled to any voting rights with respect to the Series A Convertible Preferred Stock. At any time and from time-to-time after the issuance of the Series A Convertible Preferred Stock, any holder may convert any or all of the shares of Series A Convertible Preferred Stock held by such holder at the ratio of one hundred (100) shares of Common Stock for every one (1) share of Series A Convertible Preferred Stock. However, the beneficial owner of such Series A Convertible Preferred Stock cannot not convert their Series A Convertible Preferred stock where they will beneficially own in excess of 4.9% of the shares of the Common Stock.

On May 31, 2011, the Company issued 1,250,000 shares of its Series A Convertible Preferred stock to a stockholder in exchange for cash of $12,500. Each share of the Series A Convertible Preferred Stock can be exchanged for one hundred (100) shares of Common Stock of the corporation. This Series A Convertible preferred stock was issued with a beneficial conversion feature totaling $112,500. This non-cash expense related to the beneficial conversion features of those securities and is recorded with a corresponding credit to paid-in-capital. If the issued and outstanding preferred stock were to be converted into common stock, and each beneficial owner held less than 4.9% of the stock, the common stock would be increased by 125,000,000 shares.

Series C Preferred Stock

The Company is authorized to issue 5,000,000 shares of $0.001 par value Series C preferred stock, of which no shares are issued and outstanding. The designation of these shares have yet to be determined by the Board of Directors.

Common Stock

The Company is authorized to issue 185,000,000 shares of its $0.001 par value common stock, of which 20,000,000 shares are issued and outstanding.

On December 27, 2010, the Company issued 20,000,000 shares of its Common Stock to a founder for cash of $20,000.

Contributed Capital

On December 27, 2010, a director of the Company contributed capital of $400 for incorporating fees.

As of May 31, 2011, there have been no stock options or warrants granted.

F-9a

ATVROCKN

(A Development Stage Company)

Notes to Financial Statements

May 31, 2011

(Audited)

NOTE 5. Related Party Transactions

The Company does not lease or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

On December 27, 2010, a director of the Company contributed capital of $400 for incorporating fees.

On December 27, 2010, the Company issued 20,000,000 shares of its Common Stock to a founder for cash of $20,000.

NOTE 6. Provision for Income Taxes

The Company accounts for income taxes under FASB Accounting Standard Codification ASC 740 "Income Taxes". ASC 740 requires use of the liability method. ASC 740 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

As of May 31, 2011, the Company had net operating loss carry forwards of $40,921 that may be available to reduce future years' taxable income through 2011. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards. Net operation losses will begin to expire in 2030.

Components of net deferred tax assets, including a valuation allowance, are as follows at May 31, 2011:

2011

Deferred tax assets:

Net operating loss carry forward $ 40,921

Less: valuation allowance (40,921)

Net deferred tax assets $ -

F-10a

ATVROCKN

(A Development Stage Company)

Notes to Financial Statements

May 31, 2011

(Audited)

The valuation allowance for deferred tax assets as of May 31, 2011 was $40,921. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of May 31, 2011.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

U.S federal statutory rate (35.0%)

Valuation reserve 35.0%

Total -%

At May 31, 2011, we had an unused net operating loss carryover approximating $116,916 that is available to offset future taxable income which expires beginning 2030.

NOTE 7. OPERATING LEASES AND OTHER COMMITMENTS

The Company has no lease.

F-11a

ATVROCKN

(A Development Stage Company)

Notes to Financial Statements

May 31, 2011

(Audited)

NOTE 8. EARNINGS PER SHARE

Historical net (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings ofthe entity, but these potential common stock equivalents were determined to be antidilutive.

Calculation of net income (loss) per share is as follows:

May 31,

2011

Net loss (numerator) $ (116,916)

Weighted Average Common Shares Outstanding 20,000,000

Basic Loss per Share $ (0.01)

NOTE 9. SECURED NOTE PAYABLE

On May 24, 2011, the Company issued 25,000 shares of its Series B preferred stock to a shareholder upon execution of a Promissory Note for cash of $25,000 and security interest in the Company's molding tool. These shares are callable and the loan will accrue interest of $1,250 per quarter until the note is paid-in-full, with the first $1,250 interest only payment due on August 31, 2011. Subsequent, interest only payments of $1,250 are due on November 30, 2011, February 29, 2012, and May 23, 2012. The Note has a first milestone maturity date of May 23, 2012. If the note is paid-off before its maturity date of May 23, 2012, there is a prepayment penalty of $5,000. The Note has a second milestone maturity date of May 23, 2013, whereby there is an additional prepayment penalty of $5,000. The Note also contains a callable feature, that once the Note is paid-in full the Note Holder must deliver the 25,000 Series B Preferred Shares. This note was discounted $25 for the issuance of the series B preferred stock and interest of $2 was accrued through May 31, 2011. At May 31, 2011, this left a net balance of $24,977 for the secured note payable.

NOTE 10. Fixed Asset Depreciation

On May 25, 2011, the Company purchased a cast aluminum two-piece mold for $12,524. This equipment has not yet been placed into service. This equipment has a service life of 5 years and an estimated salvage value of 10%. Depreciation has been calculated using the straight-line group depreciation method, whereby the cost of the fixed asset, minus the residual salvage value, is divided by the useful life of the fixed asset. This asset has not yet been placed into service so no depreciation has been recorded.

F-12a

ATVROCKN

(A Development Stage Company)

Notes to Financial Statements

May 31, 2011

(Audited)

NOTE 11. Recent Accounting Pronouncements

The Company's management has evaluated all the recently issued accounting pronouncements through the filing date of these financial statements and does not believe that any of these pronouncements will have a material impact on the Company's financial position and results of operations.

NOTE 12. Legal Proceedings

The Company is not currently involved in any legal proceedings at this time.

NOTE 13. Subsequent Events

The Company has evaluated subsequent events through August 30, 2011, the date the financial statements were available to be issued, with no subsequent events to report.

F-13a

ATVROCKN

(A Development Stage Company)

Unaudited Interim Condensed Balance Sheets

	August 31, 2011	May 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$7,528	$31,940
Prepaid expenses	12,750	10,000
Total current assets	20,278	41,940

Fixed assets:
Furniture and equipment, net	13,764	12,524
Total fixed assets	13,764	12,524
TOTAL ASSETS	34,042	54,464

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$-	$417
Accrued expense - estimated payroll taxes	1,275	450
Accrued interest	1,361	111
Secured note payable, net	24,983	24,977
Total current liabilities	27,619	25,955

Stockholders' equity:
Preferred stock Series B, $0.001 par value, 5,000,000 shares	25	25
authorized, 25,000 and 25,000 issued and
oustanding as of 8/31/2011 and 5/31/2011,
respectively
Convertible Preferred stock Series A, $0.001 par	1,250	1,250
value, 5,000,000 shares authorized, 1,250,000
and 1,250,000 issued and outstanding as of
8/31/2011 and 5/31/2011, respectively
Preferred stock Series C, $0.001 par value, 5,000,000 shares	-	-
authorized, none issued and outstanding as of
8/31/2011 and 5/31/2011, respectively
Common stock, $0.001 par value, 185,000,000 shares	20,000	20,000
authorized, 20,000,000 and 20,000,000 issued and
outstanding as of 8/31/2011 and 5/31/2011,
respectively
Additional paid-in capital	124,150	124,150
Deficit accumulated during development stage	(139,002)	(116,916)
Total stockholders' equity	6,423	28,509
TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY	$34,042	$54,464

The accompanying notes are an integral part of these financial statements.

F-1b

ATVROCKN

(A Development Stage Company)

Unaudited Interim Condensed Statement of Operations

	For the three months ended August 31, 2011	From Inception (December 27, 2010) to August 31, 2011
Revenue	-	-

Expenses:
Audit fees	4,750	4,750
Estimated payroll taxes	825	1,275
General & administrative	9,755	10,608
Salaries	5,500	8,500
Total expenses	20,830	25,133

Net loss	($20,830)	($25,133)

Other Income (Expenses):
Amortization on original issue discount	(6)	(8)
Interest expense	(1,250)	(1,361)
Beneficial conversion feature of convertible
preferred stock	-	(112,500)
Total other income (expenses)	(1,256)	(113,869)

Net income (loss) applicable to common shareholders	($22,086)	($139,002)

Weighted average number of common shares
outstanding- basic	20,000,000

Net loss per share	$0.00

The accompanying notes are an integral part of these financial statements.

F-2b

ATVROCKN

(A Development Stage Company)

Unaudited Interim Condensed Statements of Cash Flows

	For the three months ended August 31, 2011	From Inception (December 27, 2010) to August 31, 2011
OPERATING ACTIVITIES
Net loss	(22,086)	(139,002)
Adjustment to reconcile net loss to net cash used by
operating activities:
Beneficial conversion feature expense	-	112,500
Increase (decrease) in accounts payable	(417)	-
Increase in accrued expenses	2,075	2,636
(Increase) decrease in discount on note payable	6	(17)
(Increase) in prepaid expenses	(2,750)	(12,750)
Net cash used by operating activities	(23,172)	(36,633)

INVESTING ACTIVITIES
Purchase of equipment	(1,240)	(13,764)
Net cash used by investing activities	(1,240)	(13,764)

FINANCING ACTIVITIES
Proceeds from issuance of preferred stock	-	12,525
Proceeds from issuance of common stock	-	20,000
Contribution to capital	-	400
Increase in secured note payable	-	25,000
Net cash provided by financing activities	-	57,925

NET INCREASE IN CASH	(24,412)	7,528
CASH - BEGINNING OF THE PERIOD	31,940	-
CASH - END OF THE PERIOD	$7,528	$7,528

The accompanying notes are an integral part of these financial statements.

F-3b

ATVROCKN

(A Development Stage Company)

Notes to the Unaudited Condensed Interim Financial Statements

August 31, 2011

NOTE 1 - CONDENSED INTERIM FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at August 31, 2011 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's May 31, 2011 audited financial statements. The results of operations for the period ended August 31, 2011 are not necessarily indicative of the operating results for the full year.

Basis of Presentation

In the opinion of management, the accompanying interim balance sheets and related interim statements of income, cash flows, and stockholders' equity include all adjustments, consisting only of normal recurring items, necessary for their fair presentation in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP"). Preparing financial statements requires management to make estimates and assumptions the affect the reported amounts of assets, liabilities, revenue and expenses. Actual results and outcomes may differ from management's estimates and assumptions.

NOTE 2 - GOING CONCERN

These condensed interim financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As of August 31, 2011, the Company has not recognized any revenues and has accumulated operating losses of approximately $139,002 since inception. The Company's ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations.

F-4b

ATVROCKN

(A Development Stage Company)

Notes to the Unaudited Condensed Interim Financial Statements

August 31, 2011

Management plans to raise equity capital to finance the operating and capital requirements of the Company. Amounts raised will be used to further development of the Company's products, to provide financing for marketing and promotion, to secure additional property and equipment, and for other working capital purposes. While the Company is putting forth its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

The Company's management has evaluated all the recently issued accounting pronouncements through the filing date of these financial statements and does not believe that any of these pronouncements will have a material impact on the Company's financial position and results of operations.

NOTE 4 - STOCKHOLDERS' EQUITY AND CONTRIBUTED CAPITAL

Series B Preferred Stock

The Company is authorized to issue 5,000,000 shares of $0.001 par value series B preferred stock, of which 25,000 shares are issued and outstanding. Series B Preferred Stock have liquidation and first position ownership rights on any assets owned by the corporation. The Series B Preferred Stock have no voting rights and are not entitled to receive dividends. The holder of Series B Callable Preferred Stock shall be entitled to interest payments on monies paid or loaned to the corporation for their Series B Preferred Shares and a first position in a security interest on any assets of the corporation upon default of a loan to the corporation, liquidation or dissolution of the corporation. Further, the corporation may call these shares at any time provided the holder of the Series B Preferred Stock are paid the amount of monies they paid for their Series B Preferred stock along with any interest due. Upon the payment of principal and interest to the Series B Preferred stockholder, the shares must be returned to the corporation.

F-5b

ATVROCKN

(A Development Stage Company)

Notes to the Unaudited Condensed Interim Financial Statements

August 31, 2011

On May 24, 2011, the Company issued 25,000 shares of its series B preferred stock to a shareholder upon execution of a Promissory Note for cash of $25,000 and an a collateral security interest in the Company's molding tool. These shares are callable and the loan will accrue interest of $1,250 per quarter until the note is paid-in-full, with the first $1,250 interest only payment due on August 31, 2011. Subsequent, interest only payments of $1,250 are due on November 30, 2011, February 29, 2012, and May 23, 2012. The Note has a maturity date of May 23, 2012. There is a prepayment penalty of 1 year, during which time the Company would have to buy back the 25,000 preferred shares and security interest in the tooling mold for $30,000 plus the balance of interest remaining on the 1 year period. At August 31, 2011, a net balance of $24,983 remained on the secured note payable.

Series A Preferred Stock

The Company is authorized to issue 5,000,000 shares of $0.001 par value Series A Convertible Preferred stock, of which 1,250,000 shares are issued and outstanding. Series A Convertible Preferred Stock have no liquidation rights. Series A Convertible Preferred Stock shall not be entitled to receive any dividends nor are they entitled to any voting rights with respect to the Convertible Preferred Stock. At any time and from time-to-time after the issuance of the Series A Convertible Preferred Stock, any holder may convert any or all of the shares of Series A Convertible Preferred Stock held by such holder at the ratio of one hundred (100) shares of Common Stock for every one (1) share of Series A Convertible Preferred Stock. However, the beneficial owner of such Series A Convertible Preferred Stock cannot not convert their Series A Convertible Preferred stock where they will beneficially own in excess of 4.9% of the shares of the Common Stock.

On May 31, 2011, the Company issued 1,250,000 shares of its Series A Convertible Preferred stock to shareholder in exchange for cash of $12,500. Each share of the Series A Convertible Preferred Stock can be exchanged for one hundred (100) shares of Common Stock of the corporation. This Series A Convertible Preferred stock was issued with a beneficial conversion feature totaling $112,500. This non-cash expense related to the beneficial conversion features of those securities and is recorded with a corresponding credit to paid-in-capital. If the issued and outstanding preferred stock were to be converted into common stock, and each beneficial owner held less than 4.9% of the stock, the common stock would be increased by 125,000,000 shares.

Series C Preferred Stock

The Company is authorized to issue 5,000,000 shares of $0.001 par value Series C Preferred stock, of which no shares are issued and outstanding. The designation of these shares have yet to be determined by the Board of Directors.

F-6b

ATVROCKN

(A Development Stage Company)

Notes to the Unaudited Condensed Interim Financial Statements

August 31, 2011

Common Stock

The Company is authorized to issue 185,000,000 shares of its $0.001 par value common stock, of which 20,000,000 shares are issued and outstanding.

On December 27, 2010, the Company issued 20,000,000 shares of its Common

Stock to a founder for cash of $20,000.

Contributed Capital

On December 27, 2010, a director of the Company contributed capital of $400 for incorporating fees.

As of December 5, 2011, there have been no stock options or warrants granted.

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company does not lease or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

On December 27, 2010, a director of the Company contributed capital of $400 for incorporating fees.

On December 27, 2010, the Company issued 20,000,000 shares of its Common Stock to a founder for cash of $20,000.

NOTE 6 - SECURED NOTE PAYABLE

On May 24, 2011, the Company issued 25,000 shares of its Series B preferred stock to a shareholder upon execution of a Promissory Note for cash of $25,000 and security interest in the Company's molding tool. These shares are callable and the loan will accrue interest of $1,250 per quarter until the note is paid-in-full, with the first $1,250 interest only payment due on August 31, 2011. Subsequent, interest only payments of $1,250 are due on November 30, 2011, February 29, 2012, and May 23, 2012. The Note has a first milestone maturity date of May 23, 2012. If the note is paid-off before its maturity date of May 23, 2012, there is a prepayment penalty of $5,000. The Note has a second milestone maturity date of May 23, 2013, whereby there is an additional prepayment penalty of $5,000. The Note also contains a callable feature, that once the Note is paid-in full the Note Holder must deliver the 25,000 Series B Preferred Shares. This note was discounted $25 for the issuance of the Series B preferred stock and interest of $8 was accrued through August 31, 2011. At August 31, 2011, this left a net balance of $24,983 for the secured note payable.

F-7b

ATVROCKN

(A Development Stage Company)

Notes to the Unaudited Condensed Interim Financial Statements

August 31, 2011

NOTE 7 - FIXED ASSET DEPRECIATION

On May 25, 2011, the Company purchased a cast aluminum two-piece mold for $12,524, and on June 20, 2011 the Company purchased radio equipment for its display model for $385. Further, the Company paid for engraving of its logo into the mold for $855 on August 22, 2011. This equipment has not yet been placed into service. This equipment has a service life of 5 years and an estimated salvage value of 10%. Depreciation has been calculated using the straight-line group depreciation method, whereby the cost of the fixed asset, minus the residual salvage value, is divided by the useful life of the fixed asset. This asset has not yet been placed into service so no depreciation has been recorded.

NOTE 8 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through September 14, 2011, the date the financial statements were available to be issued, with no subsequent events to report.

F-8b

[BACK COVER PAGE OF PROSPECTUS]

PROSPECTUS

[date]

ATVROCKN

500,000 Shares of Common Stock

1,250,000 shares of convertible preferred stock held by stockholder

125,000,000 shares of common stock held by stockholder

Dealer prospectus delivery obligation

Until [date], all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay all expenses in connection with the registration and sale of the common stock by the selling stockholder, who is an underwriter in connection with their offering of shares. The estimated expenses of issuance and distribution are set forth below:

Nature of Expenses:

Amount
U.S. Securities and Exchange Commission registration fee	$147
Legal fees and miscellaneous expenses*	$5,000
Audit fees	$5,000
Transfer agent fees*	$400
Printing*	$100
Total	$10,647

*Estimated Expenses

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws. Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Articles and bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our Articles and bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

We do not carry or maintain any insurance coverage for the benefit of your officers and directors at this time. Our directors may cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

On December 27, 2010 (inception), we issued 20,000,000, par value $0.001 common shares of stock for cash to J. Chad Guidry, who is our President, for the cash payment of $20,000. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and were issued as founder's shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the only one (1) person involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Guidry had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering."

On May 24, 2011, the Company issued 25,000 shares of its series B preferred stock to a Dan Berger, an individual upon execution of a Promissory Note for cash of $25,000 and security interest in the Company's molding tool. These shares are callable and the loan will accrue interest of $1,250 per quarter until the note is paid-in-full, with the first payment due on August 31, 2011. There is a prepayment penalty of one year, during which time the Company would have to buy back the 25,000 preferred shares and security interest in the tooling mold for $30,000 plus the balance of interest remaining on the 1 year period. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and were issued under Regulation D, Rule 506 to an accredited investors. The issuance of these shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the only one individual involved in the offering, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The sale of these shares were to a known acquaintance to the president of the Company. This investor paid $25,000 cash for these Series B preferred shares. The shares were purchased for investment purpose and not for resale. In addition, this investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted.

On May 31, 2011, the Company issued 1,250,000 shares of its registered preferred stock to Legal Beagle Services, a Nevada corporation, in exchange for cash of $12,500. Each share of the registered preferred stock can be exchanged for one hundred (100) shares of Common Stock of the corporation. This registered preferred stock was issued with a beneficial conversion feature totaling $1,237,500 measured as the difference between the $0.01 offering price of the underlying common stock and the conversion benefit price of $1.00 per share. This non-cash expense related to the beneficial conversion features of those securities and is recorded with a corresponding credit to paid-in-capital. If the preferred stock were to be converted into common stock, the common stock would be increased by 125,000,000 shares.

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and were issued under Regulation D, Rule 506 to an accredited investors. The issuance of these shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the only one entity involved in the offering, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The sale of these shares were to a known acquaintance to the president of the Company. This investor paid $12,500 cash for the registered preferred stock. The shares were purchased for investment purpose and not for resale. In addition, this investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted.

There have been no other issuances of shares since our inception on December 27, 2010. As of December 5, 2011, we have a total three (3) shareholders.

EXHIBITS

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

			Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date
3.1	Articles of Incorporation, as currently in effect		S-1		3.1	09/19/2011
3.2	Bylaws, as currently in effect		S-1		3.2	09/19/2011
5.1	Opinion of Thomas C. Cook, Esq., regarding the legality of the securities being registered		S-1	Aug. 31, 2011	5.2	11/08/2011
10.1	Promissory Note between ATVRockN and Dan Berger dated May 23, 2011		S-1	Aug. 31, 2011	10.1	11/08/2011
23.1	Consent of Seale & Beers, CPAs	X		Aug. 31, 2011
99.1	Subscription Agreement		S-1		99.1	09/19/2011

UNDERTAKINGS

We hereby undertake to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, and the State of Nevada.

Date: December 5, 2011

ATVROCKN
By:/s/ J. Chad Guidry
J. Chad Guidry Chief Executive Officer, President and Director Principal Executive, Financial and Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. Chad Guidry J. Chad Guidry	Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director	December 5, 2011